UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

ATARI, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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417 Fifth Avenue
New York, New York 10016

July 29, 2005

Dear Fellow Stockholders:

      You are cordially invited to join us at the 2005 Annual Meeting of Stockholders that will be held at The Bryant Park Hotel (The Screening Room), 40 West 40th Street, New York, New York, on Wednesday, September 21, 2005 at 9:00 a.m. At this Annual Meeting we are asking stockholders to:

•	elect two Class I directors;

•	approve the 2005 Stock Incentive Plan; and

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2006.

      After the Annual Meeting, we will answer your questions.

      I look forward to seeing you at the meeting.

Very truly yours,

BRUNO BONNELL
Chairman, Chief Executive Officer and
Chief Creative Officer

WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

417 Fifth Avenue
New York, New York 10016

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

DATE:	September 21, 2005

TIME:	9:00 a.m. (Eastern Time)

PLACE:	The Bryant Park Hotel (The Screening Room) 40 West 40th Street New York, New York 10018

MATTERS TO BE VOTED UPON:

1. To elect two Class I directors to hold office until the 2008 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2. To approve the 2005 Stock Incentive Plan;

3. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2006; and

4. To act on any other matters that may properly come before the meeting.

      OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES AND FOR EACH PROPOSAL.

      Stockholders of record at the close of business on July 28, 2005 are entitled to notice of the Annual Meeting and to attend and vote at the Annual Meeting. A complete list of these stockholders will be available at Atari’s New York headquarters prior to the Annual Meeting. Shares of Common Stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. A copy of Atari’s Annual Report for the fiscal year ended March 31, 2005 is being mailed, together with this Notice and Proxy Statement and Proxy Card, on or about August 9, 2005 to all stockholders of record as of July 28, 2005.

By Order of the Board of Directors

KRISTINA K. PAPPA
Secretary

Dated: July 29, 2005

417 Fifth Avenue

New York, New York 10016

PROXY STATEMENT

Annual Meeting of Stockholders
September 21, 2005

GENERAL

      Our Board of Directors is soliciting proxies for the 2005 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it carefully.

      The Board has set July 28, 2005 as the record date for the Annual Meeting. Stockholders who owned Common Stock on that date are entitled to notice of the meeting and to attend and vote at the meeting, with each share entitled to one vote. There were 121,331,717 shares of Common Stock outstanding on the record date and 305 record holders of such stock.

      Voting materials, which include this Proxy Statement and a Proxy Card, together with the 2005 Annual Report, will be mailed to stockholders on or about August 9, 2005.

      In this Proxy Statement:

•	“Atari”, “we” and “Company” mean Atari, Inc.;

•	“2005 Plan” means Atari’s 2005 Stock Incentive Plan;

•	Holding shares in “street name” means your Atari shares are held in an account at a bank, brokerage firm or other nominee; and

•	“Common Stock” means Atari’s common stock as described in Atari’s current Certificate of Incorporation.

      As of the record date, Infogrames Entertainment S.A. (“IESA”) (through its direct holdings and holdings of subsidiaries (i) California U.S. Holdings, Inc. (“CUSH”), a California corporation and a wholly-owned subsidiary of IESA, and (ii) Atari Interactive, Inc. (“Atari Interactive”), a Delaware corporation and majority-owned subsidiary of IESA) beneficially owned approximately 52.23% of the Common Stock of the Company, which gives it sufficient voting power to approve each of the proposals. See “Security Ownership of Certain Beneficial Owners and Management” below.

COMMONLY ASKED QUESTIONS AND ANSWERS

Q:	Why am I receiving this Proxy Statement and Proxy Card?

A:	This Proxy Statement describes proposals on which you, as a stockholder, will vote. It also gives you information on these proposals, as well as other information so that you can make an informed decision. You are invited to attend the Annual Meeting to vote on the proposals, but you do not need to attend in person in order to vote. You may instead follow the instructions below to vote by mail using the enclosed

Proxy Card. By doing so, you are giving a proxy appointing each of Bruno Bonnell and Diane Price Baker to vote your shares at the Annual Meeting as you have instructed. If a proposal comes up for vote at the Annual Meeting that is not on the Proxy Card, or if you do not indicate an instruction, Mr. Bonnell and Ms. Baker will vote your shares for the election of the two director nominees, for approval of each of the proposals, and according to their best judgment with regard to any other matters that may come before the Meeting. Even if you currently plan to attend the Annual Meeting, please complete and return your Proxy Card before the meeting date, in case your plans change.

Q:	Who can vote at the Annual Meeting?

A:	Stockholders who owned Common Stock of the Company at the close of business on July 28, 2005 may attend and vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. There were 121,331,717 shares of Common Stock outstanding on July 28, 2005.

Q:	What am I voting on?

A:	We are asking you to:

•	elect two Class I directors to hold office until the 2008 Annual Meeting of Stockholders;

•	approve the 2005 Plan; and

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2006.

Q:	How do I vote?

A:	• You may vote by mail

Complete, date, sign and mail the enclosed Proxy Card in the postage pre-paid envelope provided. If you mark your voting instructions on the Proxy Card, your shares will be voted as you instruct.

If you do not mark your voting instructions on the Proxy Card, your shares will be voted:

☐	FOR the election of the two nominees as Class I directors;

☐	FOR the adoption of the 2005 Plan; and

☐	FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2006.

•	You may vote in person at the meeting

You may complete the ballot we will pass out to any stockholder who wants to vote at the meeting. However, if you hold your shares in street name, you must obtain a proxy from the institution that holds your shares in order to vote at the meeting.

Q:	What does it mean if I receive more than one Proxy Card?

A:	It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all Proxy Cards to ensure that all of your shares are voted.

Q:	What if I change my mind after I give my proxy?

A:	You may revoke your proxy and change your vote with regard to a matter at any time before the polls close with regard to that matter at the Annual Meeting. You may do this by:

•	sending a signed statement to the Company that the proxy is revoked (you may send such a statement to the Company’s Secretary at our corporate headquarters, which address is listed on the Notice of Meeting); or

•	signing another proxy with a later date; or

•	voting in person with regard to the matter at the Annual Meeting.

      Your proxy will not be revoked with regard to a matter if you attend the meeting but do not vote with regard to that matter.

Q:	Who will count the votes?

A:	Employees of American Stock Transfer & Trust Company will tabulate the votes and act as the inspectors of election.

Q:	How many shares must be present to hold the meeting?

A:	To hold the Annual Meeting and conduct business, a majority of Atari’s outstanding voting shares as of July 28, 2005 must be present or represented by proxies at the meeting. On this date, a total of 121,331,717 shares of Common Stock were outstanding and entitled to vote. Therefore, shares representing a majority of all shares, or 60,665,859 shares, must be present. This is called a quorum.

Shares are counted as present at the meeting if:

•	the holder is present in person at the meeting; or

•	the stockholder has properly submitted a Proxy Card.

Q:	Will my shares be voted if I do not sign and return my Proxy Card?

A:	If your shares are registered in your name, they will not be voted unless you submit your Proxy Card or vote in person at the Annual Meeting.

Q:	How will my shares be voted if they are held in “street name”?

A:	If your shares are held in “street name”, you should have received voting instructions with these materials from your broker or other nominee. We urge you to instruct your broker or other nominee how to vote your shares by following those instructions. If you do not give your broker or nominee instructions as to how to vote your shares, they may be voted only on matters for which the broker or nominee has discretionary authority under applicable rules, and thus will not be voted with respect to Proposal 2. These “broker non-votes” will be counted for purposes of determining whether a quorum is present but will not be counted for any purpose with respect to Proposal 2.

Q:	How are votes counted?

A:	In the election of directors, you may vote either “FOR”, or withhold your vote with regard to, each nominee. You may vote “FOR”, “against” or “abstain” on each of the other proposals. Abstentions are counted for purposes of determining whether a quorum is present.

If you sign and return your proxy without voting instructions, your shares will be counted as a “FOR” vote in favor of each nominee and in favor of each other proposal.

Q:	How many votes must the nominees have to be elected as directors?

A:	The two nominees receiving the highest number of “FOR” votes will be elected as directors. This number is called a plurality.

Q:	What happens if one or more of the nominees is unable to stand for re-election?

A:	The Board may reduce the number of directors or select a substitute nominee.

Q:	How many votes are required to adopt the 2005 Plan and to ratify the Company’s selection of independent auditors?

A:	The approval of the 2005 Plan and the ratification of the independent registered public accounting firm must receive a “FOR” vote of a majority of the votes that are cast with regard to these proposals.

Q:	How will I learn the results of the voting at the meeting?

A:	We will publish the final results in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2006. We will file that report with the Securities and Exchange Commission (the “SEC”), and you can

get a copy by contacting our Investor Relations Department at (212) 726-6500 or the SEC at (800) SEC-0330 for the location of its nearest public reference room. You can also get a copy on the Internet at www.atari.com, or through the SEC’s electronic data system called EDGAR at www.sec.gov.

Q:	Who will pay for this proxy solicitation?

A:	The costs of soliciting proxies are being paid by Atari. Some of our officers and other agents may solicit proxies personally, by telephone and by mail but such persons will not be specially compensated for these services. Atari will also reimburse brokerage houses, nominees, fiduciaries and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of Common Stock.

PROPOSAL 1: ELECTION OF DIRECTORS

      There are currently seven members on the Company’s Board of Directors. Until July 22, 2005, there had been nine directors. However, effective July 22, 2005 and July 28, 2005, Thomas J. Mitchell and James Caparro, respectively, resigned from the Board of Directors. Effective July 28, 2005, the remaining members of the Board decreased the size of the entire Board from nine to seven members. The Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Amended and Restated By-Laws, as amended (the “By-Laws”) permit the Board of Directors to adjust the size of the Board from a minimum of four directors to a maximum of fifteen directors.

      Pursuant to the Certificate of Incorporation and the By-Laws, the Board of Directors is to be divided into three classes, as nearly equal in number as possible, with the classes consisting of directors whose terms are to expire at successive annual meetings. The terms of office of the members of the Board of Directors are: Class I, whose term shall expire at this Annual Meeting unless they are re-elected; Class II, whose term shall expire at the 2006 Annual Meeting of Stockholders; and Class III, whose term shall expire at the 2007 Annual Meeting of Stockholders.

      The Board of Directors has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. Certain information regarding the Company’s director nominees is set forth below. Each director has served continuously with the Company since his or her first election, as indicated below.

      The nominees for election as Class I directors at the Annual Meeting are as follows:

Name	Age

Thomas A. Heymann	47
Thomas Schmider	43

      Thomas A. Heymann has served as a director since February 1999. From February 1999 until February 2000, he was Chairman of the Board and Chief Executive Officer of the Company. From November 1994 to February 1999, Mr. Heymann was President of The Disney Store, Inc. In May 2000, Mr. Heymann co-founded Digital Coast Ventures and served as Managing Director of the fund until November 2002. Mr. Heymann is currently the Chairman and Chief Executive Officer of Knowledge Learning Corporation, an operator of child development centers for infant through school-age children. Mr. Heymann also serves on the board of directors of the Chase Foundation of Children’s Hospital Los Angeles.

      Thomas Schmider has served as a director since December 1999. Mr. Schmider founded IESA with Bruno Bonnell in June 1983 and has been the Managing Director (Chief Operating Officer) of IESA since that time. Mr. Schmider also serves on the board of directors of IESA and of several private companies that are subsidiaries of IESA.

      The five remaining members of our Board of Directors, who are in Classes II and III with terms that do not expire until the 2006 Annual Meeting of Stockholders and 2007 Annual Meeting of Stockholders, respectively, are as follows:

Name	Age	Class

James Ackerly	56	II
Bruno Bonnell	47	III
Denis Guyennot	42	II
Ann E. Kronen	47	II
David C. Ward	57	III

      James Ackerly has served as a director since June 2001. He is currently Chairman and President of Splinternet Communications, Inc., a provider of packetized communications services to major communications companies around the world and an operator of offshore Internet services providers. Since 1995, Mr. Ackerly has provided technology consulting and design services to AMR Corp., The Sabre Group, AT&T, and others.

      Bruno Bonnell has served as a director since December 1999 and has been our Chairman of the Board since February 2000 and Chief Creative Officer since April 2004. Mr. Bonnell also served as our Chief Executive Officer from February 2000 to November 2004 and is currently serving in that capacity on an interim basis. Mr. Bonnell founded IESA with Thomas Schmider in 1983 and has been the Chairman of the Board of Directors and Chief Executive Officer of IESA since that time. Prior to founding IESA, Mr. Bonnell was involved with the launch of T07, one of the first computers designed for domestic use.

      Denis Guyennot has served as a director since February 2000. Currently, Mr. Guyennot is the Executive Vice President, Wireless Applications, of IESA. From February 2000 to October 2004, he served as President, Chief Operating Officer, and Secretary of the Company. From January 1999 to January 2000, Mr. Guyennot served as President of Distribution for Infogrames Entertainment Europe. From July 1998 to January 1999, Mr. Guyennot served as President of Infogrames Europe’s Southern Region. In 1988, Mr. Guyennot founded Ecudis, a distributor of interactive software in Europe, which was acquired by IESA in July 1998.

      Ann E. Kronen has served as a director since February 2000. Since 1996, Ms. Kronen has been an independent consultant specializing in strategic planning and management development. Previously, she was Vice President of Product Development for Disney Educational Publishing and President, Family Division, of Phillips Interactive Media, Inc. Ms. Kronen has been working in the interactive media industry since 1983.

      David C. Ward has served as a director since January 2002. Since June 1996, Mr. Ward has been a director of IESA. Currently, Mr. Ward is the Chairman of the Board of iFone Limited, a UK based producer and publisher of entertainment content for current and future mobile devices. Until June 2002, Mr. Ward served as the Managing Director and member of the board of directors of Infogrames UK (formerly known as Ocean Software).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE AND BOARD MATTERS

Controlled Company Exemption

      Under the NASDAQ Marketplace Rules, the Company is considered a “Controlled Company” because IESA, both directly and indirectly, owns approximately 52.23% of the voting power in the Company. As a Controlled Company, Atari is exempt from certain NASDAQ listing standards, including requirements to (i) maintain a majority of independent directors, (ii) have a nominating committee, and (iii) have a compensation committee consisting entirely of independent directors. Even a Controlled Company must have an Audit Committee consisting entirely of independent directors.

Director Independence

      Under applicable Securities and Exchange Commission and NASDAQ rules, a director will only qualify as an “independent director” if, (a) the director meets certain objective tests of independence (including not having been an employee within the past three years and not controlling us), and (b) in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has recently evaluated all relationships between each director and the Company and has determined that Messrs. Ackerly, Heymann, and Ward are “independent directors” as defined in the NASDAQ Marketplace Rules.

Committees

      The Board of Directors of the Company directs the management of the business and affairs of the Company and has delegated some of those functions to an Audit Committee, a Transaction Review Committee and a Compensation Committee. In addition, from time to time, special committees may be established under the direction of the Board of Directors to address specific issues.

Audit Committee and “Financial Expert”

      The Audit Committee reviews the adequacy of internal controls, the scope and results of annual audits and other services provided by the Company’s independent public accountants. Additionally, in fiscal 2005, the Audit Committee performed certain functions and responsibilities as required under the Sarbanes-Oxley Act of 2002 and the NASDAQ Marketplace Rules.

      The Audit Committee is currently composed of Messrs. Ackerly and Ward, each an independent director, as required by the NASDAQ Marketplace Rules. Mr. Ackerly serves as the Chairman of the Audit Committee. The NASDAQ Marketplace Rules require that an Audit Committee have at least three members and that one of the members be a financial expert. Until he resigned from the Board of Directors on July 22, 2005, Thomas Mitchell was the financial expert on our Audit Committee. We currently have only two members of the Audit Committee and we do not currently have a financial expert on the Audit Committee. The NASDAQ Marketplace Rules provide a period within which to fill a vacancy on the Audit Committee or a vacancy in the position of audit committee financial expert, but it is possible that that period expires with regard to us at the date of the Annual Meeting. We are searching for a financial expert to serve on our Board and our Audit Committee but it is unlikely we will have found the person by the time of the Annual Meeting. Therefore, if the NASDAQ Marketplace Rule were construed as requiring the vacancy to be filled by that time, it is likely that we would be in violation of that rule.

      The Board of Directors adopted an Amended and Restated Audit Committee Charter during fiscal 2004, which was filed as an exhibit to our Annual Report on Form 10-K for the year ended March 31, 2004. The Audit Committee Charter was again amended on July 28, 2005, a copy of the Second Amended and Restated Audit Committee Charter is included as Appendix A to this Proxy Statement.

Transaction Review Committee

      The NASDAQ Marketplace Rules require that, with a minor exception, all transactions with related parties be approved by a company’s audit committee or another committee consisting entirely of independent directors. We have a continuous business relationship with IESA (we distribute each others products in our respective geographic areas), and therefore we frequently enter into transactions with IESA. David Ward, who was recently appointed to our Audit Committee, is independent as to us, but is a director of IESA. Therefore, we do not believe it is appropriate for the Audit Committee to approve transactions between IESA and us while he is a member of that committee. Instead, those transactions will be reviewed by a Transaction Review Committee consisting of James Ackerly and Thomas Heymann.

Compensation Committee

      The Compensation Committee (i) oversees the Company’s compensation plans, employee stock option plans, employee stock purchase plans, programs and policies for executive officers, (ii) monitors the performance and compensation of executive officers and other key employees, and (iii) monitors related decisions concerning matters of executive compensation.

      During fiscal 2005, the Compensation Committee was initially composed of Mr. Guyennot, Mr. Heymann and Ms. Kronen. Since April 29, 2004, the Compensation Committee has been composed of Messrs. Ackerly, Bonnell and Heymann, with Ms. Kronen serving in an advisory/non-voting capacity. Such reconstitution of the Compensation Committee was undertaken so that a majority of the directors serving on the Committee would be independent.

      The Board of Directors adopted an amended Compensation Committee Charter during fiscal 2004, which was filed as an exhibit to our Annual Report on Form 10-K for the year ended March 31, 2004.

Meetings and Attendance

      The Board meets on a fixed schedule four times a year and also holds special meetings and acts by written consent, as needed. During fiscal 2005, the Board of Directors held eight meetings, the Audit Committee held twelve meetings, and the Compensation Committee held nine meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings of each of the committees of the Board on which he or she served, except for David Ward. During fiscal 2005, David Ward attended 62.5% of the meetings of the Board of Directors and did not serve on any Board committee.

      The Company encourages, but does not require, attendance of all incumbent directors and director nominees at our Annual Meeting of Stockholders. At our 2004 Annual Meeting of Stockholders, five members of the Board were present.

Director Nominations

      As a Controlled Company under the NASDAQ Marketplace Rules we are exempt from the listing standards that require director nominees to be selected or recommended by a majority of the independent directors or a Nominating Committee comprised solely of independent directors. The Board does not delegate the responsibility of nominating potential new directors to a separate Nominating Committee because the Board believes that all directors should be involved in this process.

      The Board believes that potential nominees should be individuals with high standards of ethics and integrity who are committed to representing the interests of the stockholders through the exercise of sound judgment. They should have broad business or professional experience that will allow them to contribute to the Board’s discussions and decisions, and they should be able to devote sufficient time and energy to the performance of the duties of a director. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow the Board of Directors to fulfill its responsibilities. With respect to candidates who may also become members of the Company’s Audit Committee, they should have the financial experience necessary to perform their duties and to satisfy the requirements of the SEC and NASDAQ rules to be a member of the Audit Committee. In the event of a vacancy on the Board of Directors, the Board considers candidates recommended by current directors, officers, professional advisors, employees and others.

      The Company’s By-Laws contain procedures for stockholder nominations of directors. See “Submission of Stockholder Proposals and Nominations for the 2006 Stockholders Meeting” below for a description of such procedures.

Director Compensation

      Directors who are also employed by the Company, IESA or any subsidiary of IESA do not receive any compensation for their service on the Board of Directors. Currently, the non-employee directors are James Ackerly, Thomas Heymann, Ann Kronen and David Ward. Effective July 1, 2005, each non-employee director serving on the Board of Directors will receive the following:

•	annual retainer of $25,000;

•	annual retainer of $7,500 for the chairman of a committee of the Board of Directors;

•	fee for each Board meeting attended ($2,000 for attending in person and $1,000 for attending via phone);

•	fee for each Committee meeting attended ($2,000 for attending in person and $1,000 for attending via phone);

•	annual stock option grant for 10,000 shares of the Company’s Common Stock; and

•	one-time stock option grant for 25,000 shares of the Company’s Common Stock upon joining the Board of Directors.

Consultation Agreement with Ann Kronen

      On July 1, 2004, we entered into a consultation agreement with Ann Kronen (the “Kronen Agreement”). The Kronen Agreement engages Ms. Kronen to provide creative and editorial direction for the projects and game development undertaken by us as reasonably requested and for advisory services to the Compensation Committee. The term of the Kronen Agreement began on July 1, 2004 and remained in effect until December 31, 2004. On January 1, 2005, the term of the Kronen Agreement was extended through July 31, 2005. Ms. Kronen was compensated $149,000 for services and miscellaneous expenses under the Kronen Agreement in fiscal 2005. In addition, Ms. Kronen was reimbursed for the reasonable and pre-approved travel expenses incurred in connection with the rendering of her services.

Stockholder Communication with the Board

      The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board of Directors considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

      The Audit Committee has adopted Procedures for Complaints. It provides for confidential communications on either an identified or anonymous basis to be made to the Audit Committee, either directly via email or our complaint hotline, or through our Senior Vice President, Business and Legal Affairs, who will forward the complaint to the Audit Committee.

      Atari stockholders may send communications to the Board of Directors as a whole, the independent directors as a group, any Board committee, or any individual member of the Board by writing c/o Kristina Pappa, Corporate Legal Counsel and Secretary, Atari, Inc., 417 Fifth Avenue, New York, New York 10016 and specifying the intended recipients. Inquiries sent by mail will be reviewed, sorted and summarized by Ms. Pappa or her designee before they are forwarded to the Board or the applicable committee or individual director(s).

Code of Ethics

      Atari has adopted a Code of Ethics, Standards of Conduct and Confidentiality that applies to directors, executive officers, and all other employees, including senior financial personnel. We will make copies of our

Code of Ethics available to investors upon request. Any such request should be sent by mail to Atari, Inc., 417 Fifth Avenue, New York, New York 10016, Attn: Corporate Legal Counsel or should be made by telephone by calling our Corporate Legal Counsel at (212) 726-6500.

EXECUTIVE OFFICERS OF THE COMPANY

      Set forth below is certain information concerning each of the current executive officers of the Company, other than Bruno Bonnell. Information concerning Bruno Bonnell is presented above under the caption “Election of Directors.”

Name	Age	Position

Bruno Bonnell	47	Chief Executive Officer, Chief Creative Officer, and Chairman of the Board
Diane Price Baker	51	Executive Vice President, Chief Financial Officer
William L. Stocks,III	50	Executive Vice President, US & Asia Pacific Sales, Marketing and Distribution
Jeffrey B. Kempler	42	Senior Vice President, Business and Legal Affairs

      Diane Price Baker has served as Executive Vice President and Chief Financial Officer since February 2005. Prior to joining the Company and since February 2002, Ms. Baker served as a financial consultant to various entities and persons as well as a member of the Board of Directors of several not-for-profit and for-profit organizations. During the period from June 1998 to February 2002, Ms. Baker was a member of the Board of Directors of (i) R.H. Donnelly Corporation, where she served on both its Audit and Compensation Committees, and (ii) Mercator Software, serving as Chairman of its Audit Committee. From September 1995 through March 1998, Ms. Baker was Chief Financial Officer of The New York Times Company, a New York Stock Exchange listed media and publishing company. From 1990 through 1995, Ms. Baker was Group Senior Vice President and Chief Financial Officer of R.H. Macy & Co. From 1978 to 1990, Ms. Baker held several positions with Salomon Brothers Inc., leading up to Director, Investment Banking.

      Jeffrey B. Kempler has served as Senior Vice President, Business and Legal Affairs since January 2005. From February 2001 through June 2004, Mr. Kempler was Senior Vice President, Business and Legal Affairs of The Island Def Jam Music Group, a music recording and distribution company. From September 1992 through February 2001, Mr. Kempler was an attorney with the law firm of with Greenberg Traurig, LLP, (successor to the entertainment law firm of Katz, Smith & Cohen, P.C.). From September 1989 to September 1992, Mr. Kempler was an associate in the Entertainment Division of the law firm of Loeb & Loeb, LLP.

      William L. Stocks, III has served as Executive Vice President, US & Asia Pacific Sales, Marketing and Distribution since November 2003 and as Executive Vice President, Sales, Licensing, Marketing, Distribution and Logistics from July 2003 to November 2003. Prior to that, Mr. Stocks had been Senior Vice President, Sales, Distribution and Services since January 2000, when IESA acquired GT Interactive where he had held the same position since 1998. Mr. Stocks joined GT Interactive in 1996 as Senior Vice President, Sales and Marketing for its Value Division.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, officers, and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act to file initial reports of ownership and reports of changes in ownership with respect to our equity securities with the SEC. All reporting persons are required by the SEC’s regulations to furnish us with copies of all reports that such reporting persons file with the SEC pursuant to Section 16(a).

      Based solely on our review of the copies of such forms received by us, each such reporting person has filed all of their respective reports pursuant to Section 16(a) on a timely basis, except that:

•	Jeffrey B. Kempler, Senior Vice President, Business and Legal Affairs, failed to timely file a Form 4 relating to the receipt of non-qualified stock options on January 31, 2005. Mr. Kempler subsequently filed a Form 4 relating to that option grant on February 22, 2005.

•	Jodi Scheurenbrand, Senior Vice President, Finance and Controller, failed to timely file a Form 4 relating to the receipt of non-qualified stock options on February 11, 2005. Ms. Scheurenbrand subsequently filed a Form 4 relating to that option grant on February 22, 2005.

EXECUTIVE COMPENSATION

      The following table summarizes the total compensation for each of the last three fiscal years for (i) the two persons serving during portions of that period as the Company’s Chief Executive Officer, (ii) the Company’s other most highly compensated executive officers who were serving at the end of the fiscal year and whose aggregate cash compensation exceeded $100,000 during fiscal 2005 (of whom there were two), (iii) and two former executive officers who were not serving at the end of the fiscal year but otherwise would have been among the four most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 during fiscal 2005 (collectively, the “Named Executive Officers”). Other than Mr. Stocks and Ms. Rothblum there were no other executive officers serving at the end of the 2005 fiscal year whose aggregate cash compensation exceeded $100,000.

Summary Compensation Table

									Long-Term Compensation
	Annual Compensation
									Securities
							Other Annual		Underlying		All Other
Name and Principal Position	Year		Salary($)		Bonus($)		Compensation($)		Options(#)		Compensation($)

Bruno Bonnell	2005		634,449	(1)	0		255,495	(2)	2,000,000		0
Chief Executive Officer,	2004		200,000	(3)	0		49,825	(4)	300,000		0
Chief Creative Officer, and	2003	*	150,000	(5)	0		0		0		0
Chairman of the Board
James Caparro	2005		241,410	(6)	0		12,772	(7)	1,750,000		50,013	(8)
Former President and	2004		0		0		0		0		0
Chief Executive Officer	2003	*	0		0		0		0		0
Denis Guyennot	2005		225,000	(9)	0		108,334	(10)	0		450,000	(11)
Former President, Chief	2004		450,000		0		254,353	(12)	187,500		6,000	(13)
Operating Officer, and	2003	*	337,500	(14)	342,750	(15)	191,572	(16)	196,875	(17)	6,000	(13)
Secretary
Harry M. Rubin	2005		362,250	(18)	0		33,000	(19)	75,000		2,294,349	(20)
Former Senior Executive	2004		415,000	(21)	0		36,000	(19)	175,000		15,875	(22)
Vice President	2003	*	300,000	(23)	202,000	(24)	27,000	(19)	78,750	(17)	4,185	(13)
William L. Stocks, III	2005		360,500	(25)	0		4,980	(19)	20,000		5,460	(13)
Executive Vice President,	2004		332,969	(26)	0		4,980	(19)	150,000		5,250	(13)
US & Asia Pacific Sales,	2003	*	211,406	(27)	206,938	(28)	3,735	(19)	21,000	(17)	4,228	(13)
Marketing and Distribution
Lisa S. Rothblum	2005		301,944	(29)	0		0		20,000		5,888	(13)
Former Senior Vice President,	2004		290,331	(30)	0		0		40,000		9,542	(13)
General Counsel, and	2003	*	211,406	(31)	140,415	(32)	021,000	(17)	1,875	(13)
Assistant Secretary

*	Represents 9-month period from July 2002 through March 2003.

(1)	Based on annual salary of €500,000.

(2)	Represents (i) $187,892 of housing allowance including tax gross-up amounts for fiscal 2005 and fiscal 2004, (ii) $64,617 of legal expenses paid for the benefit of Mr. Bonnell in connection with the negotiation of his employment agreement with the Company (grossed-up for taxes), and (iii) $2,986 for expenses related to immigration services.

(3)	Represents accrual of salary from April 2003 through March 2004, which accrued salary was paid in fiscal 2005.

(4)	Represents housing allowance (including broker’s commission).

(5)	Represents accrual of salary from July 2002 through March 2003 based on an annual salary of $200,000, which accrued salary was paid in fiscal 2005.

(6)	Represents salary for the period November 26, 2004 to March 31, 2005 based on an annual salary of $700,000.

(7)	Represents (i) $8,245 of legal expenses paid for the benefit of Mr. Caparro in connection with the negotiations of his employment agreement with the Company, and (ii) $4,527 in salary and expenses incurred for personal use of Company provided car service.

(8)	Represents (i) $4,667 of Company contributors on behalf of Mr. Caparro to the Company’s 401(k) Profit Sharing Plan, (please note that such amounts were not vested as of the date of Mr. Caparro’s resignation and will therefore revert to the Company), (ii) $7,679 of life insurance premiums (grossed up for taxes and representing premiums for a full year ending May 5, 2006), and (iii) $37,667 paid to Mr. Caparro for his services as a director of the Company (prior to his employment).

(9)	Represents salary for the period April 1, 2004 through September 30, 2004 (the date of Mr. Guyennot’s termination).

(10)	Represents (i) $90,334 housing allowance and (ii) $18,000 car allowance.

(11)	Represents consulting fees paid to Mr. Guyennot in fiscal 2005 for a 12 month consulting period ending October 15, 2005.

(12)	Represents (i) $218,353 housing allowance, and (ii) $36,000 car allowance. Does not include amounts advanced by the Company on behalf of Mr. Guyennot for the payment of taxes and business expenses. All such amounts were refunded to the Company by Mr. Guyennot.

(13)	Represents Company contributions on behalf of the respective Named Executive Officers to the Company’s 401(k) Profit Sharing Plan.

(14)	Represents payment of salary from July 2002 through March 2003 based on an annual salary of $450,000.

(15)	This amount was earned in fiscal 2003, of which $120,000 was paid in fiscal 2003 and $222,750 was paid in fiscal 2004.

(16)	Represents (i) $164,572 housing allowance, and (ii) $27,000 car allowance.

(17)	Represents options granted to purchase stock of IESA.

(18)	Represents salary for the period April 1, 2004 through January 28, 2005 (the date of Mr. Rubin’s resignation). From April 1, 2004 to June 30, 2004 Mr. Rubin’s salary was $420,000. From July 1, 2004 to January 28, 2005 Mr. Rubin’s annual salary was $441,000.

(19)	Represents car allowance.

(20)	Represents (i) $37,296 of expenses related to medical benefits, (ii) $2,850 of Company contributions on behalf of Mr. Rubin to the Company’s 401(k) Profit Sharing Plan, and (iii) $2,254,203 of severance paid in accordance with the terms of Mr. Rubin’s Employment Agreement.

(21)	Represents payment of salary from (i) April 2003 through June 2003 based on an annual salary of $400,000, and (ii) from July 2003 through March 2004 based on an annual salary of $420,000.

(22)	Represents (i) $9,860 of expenses related to medical benefits, and (ii) $6,015 of Company contributions on behalf of Mr. Rubin to the Company’s 401(k) Profit Sharing Plan.

(23)	Represents payment of salary from July 2002 through March 2003 based on an annual salary of $400,000.

(24)	This amount was earned in fiscal 2003, of which $70,000 was paid in fiscal 2003 and $132,000 was paid in fiscal 2004.

(25)	Represents payment of salary from (i) April 2004 through June 2004 based on an annual salary of $350,000 and (ii) from July 2004 through March 2005 based on an annual salary of $364,000.

(26)	Represents payment of salary from (i) April 2003 through June 2003 based on an annual salary of $281,875, and (ii) from July 2003 through March 2004 based on an annual salary of $350,000.

(27)	Represents payment of salary from July 2002 through March 2003 based on an annual salary of $281,875.

(28)	This amount was earned in fiscal 2003, of which $44,000 was paid in fiscal 2003 and $162,938 was paid in fiscal 2004.

(29)	Represents payment of salary from (i) April 2004 through June 2004 based on an annual salary of $293,150, and (ii) from July 2004 through March 2005 based on an annual salary of $304,876.

(30)	Represents payment of salary from (i) April 2003 through June 2003 based on an annual salary of $281,875, and (ii) from July 2003 through March 2004 based on an annual salary of $293,150.

(31)	Represents payment of salary from July 2002 through March 2003 based on an annual salary of $281,875.

(32)	This amount was earned in fiscal 2003, of which $44,000 was paid in fiscal 2003 and $96,415 was paid in fiscal 2004.

Option Grants in Fiscal Year 2005

      The following table sets forth information concerning individual grants of stock options made during fiscal 2005 to each of the Named Executive Officers. The following table also shows the hypothetical value of the options granted at the end of the option terms (ten years) if the stock price were to appreciate annually by 5% and 10%, respectively. These assumed rates of growth are required by the SEC for illustration purposes only and are not intended to forecast possible future stock prices.

						Potential Realizable
						Value at Assumed
	Number of		Percent of			Annual Rates of Stock
	Securities		Total Options			Price Appreciation for
	Underlying		Granted to			Option Term ($)
	Options		Employees in	Exercise Price	Expiration
Named Executive Officer	Granted (#)		Fiscal Year(1)	Per Share(2)	Date	5%	10%

Bruno Bonnell	2,000,000	(3)	41.32%	$2.24	07/01/2014	2,817,448	7,139,966
James Caparro	1,750,000	(4)	36.16%	$1.91	11/26/2014	2,102,080	5,327,084
Denis Guyennot	—		—	—	—	—	—
Harry M. Rubin	75,000	(3)(5)	1.55%	$1.84	07/30/2014	86,787	219,936
William L. Stocks III	20,000	(3)	0.41%	$1.84	07/30/2014	23,143	58,650
Lisa S. Rothblum	20,000	(3)(6)	0.41%	$1.84	07/30/2014	23,143	58,650

(1)	The Company granted an aggregate of 4,840,000 stock options to employees during fiscal 2005.

(2)	The exercise prices are equal to the market price of the Company’s Common Stock on the date of grant.

(3)	Such options were granted pursuant to and in accordance with the Company’s 2000 Stock Incentive Plan. Such options vested 25% on March 31, 2005 and vest 6.25% each calendar quarter end thereafter, commencing with the quarter ending September 30, 2005.

(4)	Mr. Caparro resigned as the President and Chief Executive Officer of the Company effective June 6, 2005. Upon his resignation all such unvested options were cancelled. Mr. Caparro also received options as a director of the Company. His resignation as President and Chief Executive Officer did not effect those options. However, when he resigned as a director on July 28, 2005 all unvested director options were cancelled.

(5)	Mr. Rubin resigned from the Company effective January 28, 2005. Upon his resignation, all unvested options vested.

(6)	Ms. Rothblum’s employment with the Company terminated effective May 13, 2005. The Company is currently negotiating a severance arrangement with Ms. Rothblum. The above disclosure assumes that in connection with her termination, all unvested options will vest.

Aggregated Option Exercises and Year-End Option Values

      Set forth below is information relating to the exercise of stock options of the Company during fiscal 2005 for each of our Named Executive Officers and the year-end value of unexercised options held by the Named Executive Officers.

Number of
			Securities Underlying	Value of Unexercised
	Shares		Unexercised Options at	In-the-Money Options at
	Acquired on	Value	March 31, 2005 (#)	March 31, 2005 ($)(1)
Named Executive Officer	Exercise (#)	Realized ($)	(Exercisable/Unexercisable)	(Exercisable/Unexercisable)

Bruno Bonnell	—	—	2,075,000/1,725,000	460,000/1,380,000
James Caparro	—	—	0/1,750,000	0/2,187,500
Denis Guyennot	—	—	801,561/135,939	0/0 (2)
Harry M. Rubin	3,866	9,754.30	611,680/0	99,000/0
William L. Stocks, III	—	—	177,500/112,500	6,600/19,800
Lisa S. Rothblum	—	—	106,250/43,750	6,600/19,800

(1)	Based on the market value of underlying shares of the Company’s Common Stock on March 31, 2005 ($3.16), minus the aggregate exercise price.

(2)	No options are in-the-money as of March 31, 2005 since the fair market value does not exceed the exercise price of the options.

(3)	Mr. Caparro is the former President and Chief Executive Officer of the Company. Mr. Caparro resigned as the President and Chief Executive Officer of the Company effective June 6, 2005. In connection with his resignation, all unvested stock options were cancelled.

(4)	Mr. Guyennot is the former President and Chief Operating Officer of the Company. Mr. Guyennot’s employment with the Company terminated effective September 30, 2004. Pursuant to the terms of his Termination Agreement and Release, upon such termination the vesting period for Mr. Guyennot’s then unvested options (225,000 out of an aggregate of 937,500) was extended for one year.

(5)	Mr. Rubin is the former Senior Executive Vice President of the Company. Mr. Rubin resigned from the Company effective January 28, 2005. Pursuant to the terms of his employment agreement, upon such resignation all outstanding options vested.

(6)	Ms. Rothblum is the former Senior Vice President, Legal and Business Affairs and General Counsel of the Company. Ms. Rothblum’s employment with the Company terminated effective May 13, 2005. The Company is currently negotiating a severance arrangement with Ms. Rothblum. The above disclosure assumes that in connection with her termination, all unvested options will vest.

Equity Compensation Plan Information

Stock Incentive Plans

      The Company has three equity incentive plans (collectively, the “Plans”) under which options to purchase shares of its Common Stock are authorized for grant to employees, officers, members of the Board of Directors, consultants and others: (i) the 1995 Stock Incentive Plan, (ii) the 1997 Stock Incentive Plan, and (iii) the 2000 Plan, which have been approved by the Company’s stockholders.

      The following table gives aggregate information regarding grants under the Plans through March 31, 2005.

	Number of Securities
	to be Issued Upon	Weighted Average
	Exercise of	Exercise Price of	Number of Securities
	Outstanding Options,	Outstanding Options,	Remaining Available
Plan Category	Warrants and Rights	Warrants and Rights	for Future Issuance

Equity compensation plans approved by security holders	11,245,984	$10.55	1,583,749
Equity compensation plans not approved by security holders(1)	67,117	$0.34	N/A

Total	11,313,101	$10.44	1,583,749

(1)	The shares underlying these options represent options granted under the Shiny Entertainment, Inc. (“Shiny”) 1995 Stock Incentive Plan (the “Shiny Plan”) that were converted to options of the Company upon the Company’s acquisition of Shiny and assumption of the Shiny Plan.

      Warrants. In addition to the above equity compensation plans, at the end of fiscal 2005, 200,499 common stock purchase warrants that were issued as compensation were outstanding. These warrants were issued to various external game developers in connection with development agreements which the Company (or its affiliates) entered into with such developers. As of the date hereof, all such warrants are out-of-the-money except for warrants to purchase an aggregate of 24,999 shares at $2.42 per share.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Employment Agreement with Bruno Bonnell

      The Company and Bruno Bonnell entered into an employment agreement (the “Bonnell Employment Agreement”), which was executed on July 1, 2004 and effective as of April 1, 2004. Pursuant to such contract Mr. Bonnell was to serve as the Chief Executive Officer, Chief Creative Officer and Chairman of the Board of the Company reporting directly to the Board of Directors. The Bonnell Employment Agreement permitted Mr. Bonnell and our Board to agree that an additional senior executive should be appointed as our Chief Executive Officer to assume some of the day-to-day duties theretofore undertaken by Mr. Bonnell, in order to enable Mr. Bonnell to devote substantially and comparatively more of his time to his creative role for us. In accordance with the Bonnell Employment Agreement, in November 2004, Mr. Bonnell and the Board agreed to appoint James Caparro as our President and Chief Executive Officer. Upon Mr. Caparro’s resignation, Mr. Bonnell again assumed the Chief Executive Officer position, on an interim basis. The term of the Bonnell Employment Agreement will continue through March 31, 2009, and may be extended for up to two additional one year periods under terms that are identical to those contained in the Bonnell Employment Agreement.

      Under the Bonnell Employment Agreement, Mr. Bonnell receives an annual salary of €500,000 retroactive to April 1, 2004, such salary to be reviewed annually for increase in the Compensation Committee’s sole discretion. Additionally, Mr. Bonnell is eligible to receive an annual bonus of up to 100% of his base salary (30% based upon the creative performance of the Company and 70% based on the overall financial performance of the Company). Upon execution of the Bonnell Employment Agreement, Mr. Bonnell received a grant of stock options to purchase 2,000,000 shares of the Company’s Common Stock at the then per share market price ($2.24).

      Mr. Bonnell also receives a housing allowance for the period commencing April 1, 2004 through December 31, 2005, which shall include reimbursement for Mr. Bonnell’s actual and documented rent, security deposit and broker commissions or fees; provided, however, that rent reimbursement will be capped at $7,600 per month through December 31, 2004 and $8,360 per month in 2005. The Company also was required to cover similar expenses incurred from January 1, 2004 through April 1, 2004, subject to the $7,600 cap for 2004.

      Furthermore, if Mr. Bonnell is terminated without cause or resigns for good reason prior to a change in control event, Mr. Bonnell will receive (i) his base salary for 12 months, (ii) a bonus payment equal to the target bonus amount for the year of termination, and (iii) 100% vesting of options which remain exercisable for a period of one year thereafter or, if less, the remainder of the term of the grant. If Mr. Bonnell is terminated without cause or resigns for good reason within 24 months after a change in control event, Mr. Bonnell will receive (i) two times the sum of his then current base salary and bonus for the immediately preceding bonus year (or if higher, the bonus payment made to Mr. Bonnell with respect to the full fiscal year immediately preceding the change of control event), in 24 monthly installments, (ii) payment of any accrued amounts and the pro rata portion of his bonus for the termination year, and (iii) 100% vesting of options which remain exercisable for a period of one year thereafter or, if less, the remainder of the term of the grant.

Employment Agreement with James Caparro and Termination Agreement with James Caparro

      On November 26, 2004, the Company entered into an Employment Agreement with James Caparro (the “Caparro Employment Agreement”). Pursuant to such contract, Mr. Caparro was to serve as the President and Chief Executive Officer of the Company, reporting directly to the Chairman of the Board of Directors, so long as the current Chairman remained as such and thereafter directly to the Board. The term of the Caparro Employment Agreement was to continue through March 31, 2009 and could have been extended for up to two additional one year periods under terms that were identical to those contained in the Agreement.

      Under the Caparro Employment Agreement, Mr. Caparro received an annual salary of $700,000, plus bonuses based on the overall financial performance of the Company and attainment of strategic objectives. Upon execution of the Agreement, Mr. Caparro received a grant of stock options to purchase 1,750,000 shares of the Company’s Common Stock at the then per share market price ($1.91). The Company also provided Mr. Caparro with a life insurance policy worth $1,000,000 and $10,000 for tax and financial planning services.

      Under the Caparro Employment Agreement, Mr. Caparro had the right to resign on 30 days notice. Mr. Caparro resigned as our President and Chief Executive Officer effective June 6, 2005. The Board waived the 30 day notice requirement. Effective on this resignation, all unvested options that were granted to Mr. Caparro in connection with his employment were cancelled. The Company did not pay any severance amounts to Mr. Caparro.

Employment Agreement with Diane Price Baker

      On January 24, 2005, the Company entered into an employment agreement with Diane Price Baker (the “Baker Employment Agreement”). Pursuant to such contract, Ms. Baker is to serve as the Executive Vice President and Chief Financial Officer of the Company, reporting directly to the President and Chief Executive Officer. Ms. Baker is an employee-at-will and, so long as Ms. Baker remains employed by the Company, the terms of the agreement will continue through January 24, 2008. Beginning six months prior to the end of the term, the Company and Ms. Baker shall commence discussions regarding continuation of employment and if an agreement is not reached by January 23, 2008, Ms. Baker may remain in the Company’s employ under the current terms of employment for a period not to exceed one year.

      Under the Baker Employment Agreement, Ms. Baker receives an annual salary of $400,000, such salary to be reviewed annually for increase in the Compensation Committee’s sole discretion. Ms. Baker is eligible to receive an annual bonus (commencing with fiscal 2006) with a target amount of 50% of her base salary, based upon the overall financial performance of the Company as well as Ms. Baker’s attainment of individual objectives.

      At the close of business on January 24, 2005, Ms. Baker received a grant of stock options to purchase 250,000 shares of the Company’s Common Stock at the then per share market price ($2.26). Such options shall vest 25% on January 24, 2006 and 6.25% each calendar quarter end thereafter.

      Furthermore, if Ms. Baker is terminated without cause prior to a change of control or within 24 months after a change in control event, then in exchange for a general release, Ms. Baker will receive her then current base salary and continued medical, health and life insurance for the period of one year. Additionally, if Ms. Baker is terminated without cause within 24 months after a change of control event, 100% of her stock options shall vest and remain exercisable for a period of six months thereafter.

Employment Agreement with Jeffrey B. Kempler

      On January 31, 2005, the Company entered into an Employment Agreement with Jeffrey B. Kempler (the “Kempler Employment Agreement”). Pursuant to the Kempler Employment Agreement, Mr. Kempler is to serve as the Senior Vice President, Business and Legal Affairs of the Company, reporting directly to the Company’s Chief Executive Officer. The term of the Kempler Employment Agreement will continue through January 30, 2008.

      Under the Kempler Employment Agreement, Mr. Kempler receives an annual salary of $325,000, such salary to be reviewed annually for increase in the Compensation Committee’s sole discretion. Mr. Kempler is eligible to receive an annual bonus with a target amount of 50% of his base salary, based upon the overall financial performance of the Company as well as Mr. Kempler’s attainment of individual objectives. The Company will also provide Mr. Kempler with a life insurance policy.

      As of the close of business on January 31, 2005, Mr. Kempler received a grant of stock options to purchase 150,000 shares of the Company’s Common Stock at the then per share market price ($2.32). Such options shall vest 25% on January 31, 2006 and 6.25% each calendar quarter end thereafter.

      Furthermore, if Mr. Kempler is terminated without cause or resigns for good reason, then in exchange for a general release and conditional upon Mr. Kempler’s ongoing compliance with the non-compete covenant, Mr. Kempler will receive (i) his then current base salary, in 12 equal monthly installments, (ii) an amount equal to the incentive bonus for the fiscal year during which the termination occurs, as and when such similar bonuses are paid otherwise paid by the Company to comparable executives, (iii) 100% vesting of options, which remain exercisable for a period of one year thereafter, or, if less, the remainder of the term of the grant, and (iv) continued medical, health and life insurance for the earlier of 12 months or until such benefits are covered by a new employer.

Termination Agreement with Denis Guyennot

      On October 15, 2004, the Company entered into an agreement with Denis Guyennot, pursuant to which Mr. Guyennot ceased being the President and Chief Operating Officer of the Company as of that date. The agreement provides that Mr. Guyennot will receive salary and benefits for services rendered through September 30, 2004. Mr. Guyennot has agreed to provide consulting services to the Company for a one-year period following the termination of his employment for which he will receive a consulting fee of $450,000, payable in six (6) equal monthly installments, commencing on October 20, 2004 and continuing until March 20, 2005. Mr. Guyennot will continue to serve as a Director of the Company.

Employment Agreement with Harry M. Rubin and Termination Agreement with Harry M. Rubin

      The Company and Harry M. Rubin entered into an employment agreement (the “Rubin Employment Agreement”), effective as of June 1, 2002. The term of the Rubin Employment Agreement was to continue through May 31, 2007, and may have been extended for five additional years under terms that were identical to those contained in the Rubin Employment Agreement.

      Under the Rubin Employment Agreement, Mr. Rubin received an annual salary of $400,000 retroactive to January 1, 2002, and was eligible to receive an annual increase in the base salary of five percent (5%). Additionally, Mr. Rubin was eligible to receive an annual bonus of up to 50% of his base salary and received a car allowance of $3,000 per month.

      Furthermore, if Mr. Rubin was terminated without cause or resigns for good reason, including upon the happening of a change of control event, Mr. Rubin would receive (i) any portion of his base salary and car allowance payable through the date of termination that remains unpaid, (ii) a lump sum cash severance payment equal to the base salary and car allowance that Mr. Rubin would have otherwise received but for the termination, for a period that is the greater of either (A) the remainder of the term had termination not occurred, or (B) three years from the effective date of termination, and (iii) a bonus of 50% of such aggregate base salary payable to him.

      On January 28, 2005, Mr. Rubin resigned for “good reason” and received severance aggregating approximately $2.3 million in accordance with the terms of the Rubin Employment Agreement. Additionally, all of Mr. Rubin’s outstanding stock options vested.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of the Board of Directors is currently composed of Mr. Ackerly, Mr. Bonnell, the Chairman, Chief Executive Officer and Chief Creative Officer of the Company, and Mr. Heymann, a former Chief Executive Officer of the Company. Ms. Kronen, a consultant of the Company, serves in an advisory/non-voting capacity. Mr. Bonnell is also a member of the Compensation Committee of the Board of Directors of IESA.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Responsibilities and Composition of the Committee

      The Compensation Committee (i) acts with respect to the Company’s compensation plans, programs and policies for executive officers, (ii) monitors the performance and compensation of executive officers and other key employees, and (iii) monitors related decisions concerning matters of executive compensation. The Board of Directors amended the Compensation Committee Charter during fiscal 2004 to mandate that a majority of the Committee consist of independent directors. In April 2004, the Committee was reconstituted to comply with that mandate.

Executive Compensation Philosophy and Policies

      The Compensation Committee recognizes the critical role of its executive officers in the future growth and success of the Company. Accordingly, the Company’s executive compensation policies are designed to: (i) align the interests of executive officers and stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent upon the Company’s financial performance; (ii) provide compensation that will attract and retain superior talent; (iii) reward individual results through base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various other benefits, including a 401(k) profit sharing plan and life and medical insurance plans; and (iv) manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform a particular job successfully.

Components of Compensation

      The key elements of the Company’s executive compensation program are base salary, short-term (annual) incentive and long-term incentive compensation. The Committee does not exclusively use quantitative methods or mathematical formulas in setting any element of compensation. In determining each component of compensation, we consider all elements of a senior executive’s total compensation package, including insurance and other benefits. In establishing salary, bonuses and long-term incentive compensation for executive officers, the Compensation Committee takes into account both the position and expertise of the particular executive, as well as its understanding of competitive compensation for similarly situated executives in the Company’s industry. In this regard, the Company retains consultants to advise it on compensation trends and levels and to ensure that the Company’s compensation policies and guidelines are both competitive and appropriate for its size and industry position.

      Base Salary. Annual increases to base salaries for executive officers are based on the terms of existing employment agreements, and in some cases the discretion of the Compensation Committee based on individual performance. Base salaries are targeted at median levels for similar companies and are adjusted to recognize varying levels of responsibility, individual performance, business segment performance and internal equity issues, as well as external pay practices. We review each senior executive’s base salary annually. In fiscal 2005, those eligible executives received an annual merit increase to their base salary during the Committee’s July 2004 compensation review.

      For all other employees, the Company has a formal Company-wide merit budget program pursuant to which the Company establishes separate budgeted amounts for base salary increases due to (i) merit and (ii) promotions and market adjustments. Formal performance appraisals are, and will continue to be, an integral part of the merit review process.

      Bonuses. For fiscal 2005 the Company adopted an Executive Bonus Plan. Under this plan, each executive is eligible for a bonus equal to a set percentage of his or her base salary. Payment of such bonuses, or any portion thereof, is based on attainment by the Company of sales and operating profit targets established by the Committee and management. We have the discretion to reduce or increase an executive’s bonus amount dependent on the Company’s financial performance and individual achievements. Although the plan does not specify factors the Committee will evaluate, we evaluate, among other things, overall Company and business segment financial performance, as well as non-financial Company performance, in determining the appropriate final incentive bonus payout for each executive.

      Stock Incentive Plans. Stock options have been granted under the provisions of the Company’s 1995, 1997 and 2000 Stock Incentive Plans. Stock options are an important part of the Company’s long-term incentive strategy and are granted to reinforce the importance of improving stockholder value over the long term by directly linking executive compensation to the Company’s performance. Option grant levels have been patterned after industry-competitive long-term incentive compensation practices and criteria established by the Compensation Committee, including, but not limited to, responsibility level and salary. Stock options are granted at 100% of the market price of the stock on the date of grant to ensure that the executives can only be rewarded for appreciation in the price of the Common Stock when the Company’s stockholders are similarly benefited. Under the 2005 Plan, if it is approved by the stockholders, we will be able to grant several other forms of equity based incentive awards. See “Proposal 2: Adoption of the Company’s 2005 Plan.”

      401(k) Profit Sharing Plan. The Company has a profit sharing and savings plan (the “401(k) Plan”). All of the Company’s employees with at least three months of service and who are at least 18 years of age are eligible to participate in the 401(k) Plan. The Company may limit participation by highly compensated employees to comply with the Internal Revenue Code of 1986, as amended (the “Code”), with respect to the Code’s nondiscrimination requirements. Pursuant to the 401(k) Plan, employees may elect to contribute up to 18% of their current compensation, subject to statutorily prescribed limitations, to the 401(k) Plan. The 401(k) Plan also permits the Company to provide a 100% matching contribution for full-time employees who are employed as of the end of each quarter, up to a maximum matching contribution of 3% of an employee’s compensation and 50% of the next 6% of compensation, subject to statutory limitations. The Company may also make a discretionary contribution to the 401(k) Plan which will be allocated to the accounts of participants, based on their relative compensation levels.

Compensation of the Chief Executive Officer

      In fiscal 2005, the Company paid Mr. Bonnell €500,000 in salary. Mr. Bonnell also received stock option grants of 2,000,000 shares. We granted the options to provide a competitive level of long-term incentive value, consistent with our philosophy. Historically, Mr. Bonnell has been paid considerably less than may have been paid to an individual with similar responsibilities in a similar industry. The Committee reevaluated Mr. Bonnell’s compensation as a result of, among other things, new company directives and additional responsibilities associated with Mr. Bonnell assuming the role of Chief Creative Officer. The compensation arrangement with Mr. Bonnell is formalized in an Employment Agreement, the terms of which are summarized under “Employment Contracts, Termination of Employment and Change-in-Control Arrange-

ments” above. When it approved Mr. Bonnell’s Employment Agreement, the Compensation Committee was aware that Mr. Bonnell is also the Chief Executive Officer of, and receives compensation from, IESA.

      In fiscal 2005, the Company paid Mr. Caparro an annual base salary of $700,000. Mr. Caparro also received stock option grants of 1,750,000 shares. In establishing Mr. Caparro’s compensation, we examined Mr. Caparro’s prior experience and breadth of knowledge, as well as the size, complexity and historical performance of our business, our position as compared to our peers in the industry and the specific challenges we face. We also engaged an independent compensation consulting firm to conduct a market analysis and advise us with respect to appropriate compensation packages for persons of similar experience in our industry. The Compensation Committee then conferred with the full Board in a closed session for further review. The compensation arrangement with Mr. Caparro was formalized in his Employment Agreement, the terms of which are summarized under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” above.

Tax Deductibility under Section 162(m)

      Internal Revenue Code Section 162(m) generally limits the U.S. corporate income tax deduction for compensation paid to certain executive officers to $1 million, unless the compensation is “performance based compensation” or qualifies under certain other exceptions. In designing Atari’s compensation programs, the Committee carefully considers the effect of this provision together with other factors relevant to the needs of the business. We have historically taken, and intend to continue taking, such steps as we deem reasonably practicable to minimize the impact of Section 162(m).

COMPENSATION COMMITTEE

James Ackerly
Bruno Bonnell
Denis Guyennot (former member serving
through April 2004)
Thomas A. Heymann, Chairman
Ann E. Kronen (former member serving
through April 2004)

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      Until July 22, 2005, the Audit Committee was comprised of two non-employee directors, James Ackerly and Thomas J. Mitchell, each an independent director that met the current independence requirements and financial literacy standards of the NASDAQ Marketplace Rules. Mr. Mitchell served as the Chairman of the Audit Committee. On July 22, 2005, Mr. Mitchell resigned from the Board. On July 28, 2005, David Ward was elected to the Audit Committee and Mr. Ackerly became Chairman. There is currently a vacancy on the Audit Committee and neither of the two members qualifies as a “financial expert” as defined by the applicable rules of the SEC. Under the NASDAQ Marketplace Rules, that vacancy must be filled and a financial expert appointed by the earlier of our next Annual Meeting of Stockholders or July 21, 2006.

      The Audit Committee operates under a written Charter, which was amended by the Board of Directors in fiscal 2004 to specify the Audit Committee’s authority to review and approve “related party transactions” (as defined by applicable NASDAQ and SEC rules). That provision was modified on July 28, 2005, to permit approval of related party transactions to be delegated to another independent body of the Board. The Second Amended and Restated Audit Committee Charter is included as Appendix A to this Proxy Statement.

      Management has the primary responsibility for the preparation and integrity of Atari’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The function of the Audit Committee is to assist the Board in its oversight responsibilities relating to the Company’s accounting policies, internal controls and financial reporting.

      In fulfilling its oversight responsibilities, the Audit Committee has received the written disclosures and letter from Deloitte & Touche required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). Additionally, the Audit Committee has discussed with management and the independent accountants the Company’s financial statements. On the basis of the reviews and discussions mentioned, the Audit Committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005, for filing with the SEC.

AUDIT COMMITTEE

James Ackerly, Chairman
David Ward

STOCK PERFORMANCE GRAPH

      The following graph depicts the cumulative total return on the Company’s Common Stock compared to the cumulative total return for the NASDAQ National Market index and a peer group selected by the Company on an industry and line-of-business basis. The Company has constructed a Peer Group Index consisting of other video game software companies, including Electronic Arts Inc., THQ, Inc., Activision, Inc., Take Two Interactive Software, Inc. and Midway Games, Inc. The entities which comprise the 2005 Peer Group Index differ from those used in our Proxy Statement for last year. Such differences result from the omission of Acclaim Entertainment, Inc. because Acclaim is in Chapter 7 bankruptcy. The Company believes that the entities utilized in the 2005 Peer Group Index most closely resemble the Company’s business mix and that their performance is representative of the industry. The graph assumes an investment of $100 on March 31, 2000. Reinvestment of dividends is assumed in all cases.

Comparison of 5 Year Cumulative Total Return*

Among Atari, Inc., The NASDAQ Stock Market (U.S.) Index
and a Peer Group

*	$100 invested on March 31, 2000 in stock or index — including reinvestment of dividends. Fiscal year ending March 31.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information, as of July 15, 2005, concerning the Common Stock of the Company beneficially owned by (i) each director and nominee of the Company, (ii) the Named Executive Officers and all Named Executive Officers and directors as a group, and (iii) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Company, sole voting and dispositive power with respect to the shares beneficially owned, subject to community property laws where applicable.

	Amount and Nature
	of Beneficial
	Ownership of Shares
Name of Beneficial Owner	of Common Stock(1)		Percentage**

Infogrames Entertainment S.A.	63,377,396	(2)	52.23%
California U.S. Holdings, Inc.	60,511,784	(3)	48.87%
CCM Master Qualified Fund, Ltd.	10,156,760	(4)	8.37%
Bruno Bonnell	65,615,788	(5)	53.10%
Thomas Schmider	63,577,396	(6)	52.31%
Thomas A. Heymann	485,848	(7)	*
Ann E. Kronen	99,785	(8)	*
Denis Guyennot	849,666	(9)	*
James Ackerly	29,441	(10)	*
David C. Ward	53,035	(11)	*
James Caparro	27,098	(12)	*
Harry M. Rubin	580,000	(13)	*
William L. Stocks, III	207,652	(14)	*
Lisa S. Rothblum	155,456	(15)	*
All named executive officers and directors as a group (12 persons)	68,303,769	(16)	54.12%

*	Less than 1%.

**	As of July 15, 2005, 121,331,717 shares of Common Stock were outstanding, excluding shares issuable upon exercise or conversion of outstanding options and warrants.

(1)	For purposes of this table, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the beneficial owners of shares of Common Stock listed above have sole investment and voting power with respect to such shares, subject to community property laws where applicable. In addition, for purposes of this table, a person or group is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days following July 15, 2005. For purposes of calculating the percentage of outstanding shares held by each person listed above, any shares which such person has the right to acquire by September 13, 2005 are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person.

(2)	Includes (i) 60,511,784 shares of Common Stock beneficially owned by CUSH, a wholly-owned subsidiary of IESA, (ii) 2,000,000 shares of Common Stock directly held by Atari Interactive, a majority-owned subsidiary of IESA, and (iii) 865,612 shares of Common Stock held directly by IESA. IESA may be deemed to beneficially own the shares held by CUSH and Atari Interactive because they are subsidiaries of IESA. The address of IESA is 1, Place Verrazzano, 69252 Lyon Cedex 09, France.

(3)	Includes a proxy for the vote of 260,000 shares of Common Stock held by the Cayre family.

(4)	Information is based on a Schedule 13G dated February 9, 2005, as filed with the Securities and Exchange Commission. Each of CCM Master Qualified Fund, Ltd., Coghill Capital Management, L.L.C, and Clint D. Coghill beneficially own 10,156,760 shares of Common Stock and have shared voting power with respect to such Common Stock. Coghill Capital Management, L.L.C serves as the investment manager of CCM Master Qualified Fund, Ltd. and Mr. Coghill is the managing partner of Coghill Capital Management, L.L.C.

(5)	The holdings for Mr. Bonnell include (i) 63,377,396 shares of Common Stock beneficially owned by IESA, and (ii) 2,238,392 shares that can be acquired through stock option exercises within 60 days following July 15, 2005. Mr. Bonnell may be deemed to beneficially own all of the shares beneficially held by IESA because he is the Chairman of the Board of Directors, President and Chief Executive Officer of IESA. Mr. Bonnell disclaims beneficial ownership of such shares. Mr. Bonnell is also the beneficial owner of approximately 1.69% of IESA, excluding 566,100 shares of IESA that can be acquired through stock option exercises within 60 days following July 15, 2005.

(6)	The holdings for Mr. Schmider include (i) 63,377,396 shares of Common Stock beneficially owned by IESA, and (ii) 200,000 shares that can be acquired through stock option exercises within 60 days following July 15, 2005. Mr. Schmider may be deemed to beneficially own all of the shares beneficially held by IESA because he is the Managing Director (Chief Operating Officer) of IESA. Mr. Schmider disclaims beneficial ownership of such shares. Mr. Schmider is also the beneficial owner of approximately 1.36% of IESA, excluding 566,100 shares of IESA that can be acquired through stock option exercises within 60 days following July 15, 2005.

(7)	Represents 485,848 shares that can be acquired through stock option exercises within 60 days following July 15, 2005.

(8)	Represents 3,000 shares owned by Ms. Kronen (through a trust of which she is the sole trustee) and 96,785 shares that can be acquired through stock option exercises within 60 days following July 15, 2005.

(9)	Represents 17,636 shares owned by Mr. Guyennot and 832,030 shares that can be acquired through stock option exercises within 60 days following July 15, 2005. Excludes 314,607 shares of IESA that can be acquired through stock option exercises within 60 days following July 15, 2005.

(10)	Represents 29,441 shares that can be acquired through stock option exercises within 60 days following July 15, 2005.

(11)	Represents 53,035 shares that can be acquired through stock option exercises within 60 days following July 15, 2005. Excludes 21,420 shares of IESA that can be acquired through stock option exercises within 60 days following July 15, 2005.

(12)	Represents 27,098 shares that can be acquired through stock option exercises within 60 days following July 15, 2005.

(13)	Represents 580,000 shares that can be acquired through stock option exercises within 60 days following July 15, 2005. Excludes 40,163 shares of IESA that can be acquired through stock option exercises within 60 days following July 15, 2005.

(14)	Represents 17,652 shares owned by Mr. Stocks and 190,000 shares that can be acquired through stock option exercises within 60 days following July 15, 2005. Excludes 10,710 shares of IESA that can be acquired through stock option exercises within 60 days following July 15, 2005.

(15)	Represents 5,456 shares owned by Ms. Rothblum and 150,000 shares that can be acquired through stock option exercises within 60 days following July 15, 2005. The Company is currently negotiating a severance arrangement with Ms. Rothblum. The above disclosure assumes that in connection with her termination, all unvested options will vest. Excludes 10,170 shares of IESA that can be acquired through stock option exercises within 60 days following July 15, 2005.

(16)	See footnote 1. Includes (i) a proxy for the vote of 260,000 shares of Common Stock held by the Carye family, and (ii) 4,882,629 shares that can be acquired through stock option exercises within 60 days following July 15, 2005.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with IESA

      As of March 31, 2005, we had no outstanding balances due to or from IESA. During the fiscal year we recorded the following transactions (in thousands) directly with IESA (not including transactions with its subsidiaries, which we describe below):

Year Ended
March 31,
2005

Income (expense)
Management fees(1)	$(3,000)

Expense	$(3,000)

(1)	IESA charges us monthly management fees for systems and administrative support.

Transactions with Atari Europe SAS, a Wholly-Owned Subsidiary of IESA

      As of March 31, 2005, we had a net payable due to Atari Europe of $1.4 million. This balance resulted from the following transactions (in thousands):

Year Ended
March 31,
2005

Income (expense)
Purchase of product and other various services	$(73)
Sale of product and services	15
Royalty expense(1)	(4,204)
Royalty income(2)	18,579

Net income	$14,317

(1)	We have a distribution agreement with IESA and Atari Europe, which provides for our distribution of IESA’s (or any of its subsidiaries’) products in the United States, Canada and Mexico, pursuant to which we will pay IESA, Atari Europe or any of their subsidiaries, as applicable, either 30.0% of the gross margin on such products or 130.0% of the royalty rate due to the developer, whichever is greater.

(2)	We also have a distribution agreement with IESA and Atari Europe which provides for IESA’s and Atari Europe’s distribution of our products across Europe, Asia, and certain other regions pursuant to which IESA, Atari Europe or any of their subsidiaries, as applicable, will pay us 30.0% of the gross margin on such products or 130.0% of the royalty rate due to the developer, whichever is greater.

• Worldwide Licensing Rights

      As of March 31, 2005, we entered into a settlement agreement with IESA and Atari Europe related to royalty income received by us related to worldwide licensing rights of intellectual property. We agreed to pay IESA and Atari Europe approximately $2.7 million for royalties received by us as a reduction of net revenues. Additionally, IESA and Atari Europe agreed to pay back $0.2 million related to back end royalties paid for the income received by us. As of March 31, 2005, we had a net amount of approximately $2.5 million due to Atari Europe related to this settlement, of which all amounts outstanding have been paid.

Transactions with Atari Interactive, Inc., a Wholly-Owned Subsidiary of IESA

      As of March 31, 2005, we had a net payable due to Atari Interactive of $2.1 million. This balance resulted primarily from the following transactions (in thousands):

Year Ended
March 31,
2005

Income (expense)
Management fees and other support(1)	$3,000
Interest income on secured note(2)	859
Rent expense(3)	(612)
(Purchase) sale of goods and services(4)	2,439
Royalty expense(5)	(26,140)

Net expense	$(20,454)

(1)	We charge management fees to Atari Interactive primarily for legal, financial, information systems and human resource management. Effective June 30, 2005, Atari Interactive cancelled these services.

(2)	During the third quarter of fiscal 2005, Atari Interactive gave us a secured promissory note. We earned interest on this note at a rate of prime plus 3.25%. See “Related Party Notes Receivable.”

(3)	We entered into a sub-lease agreement with Atari Interactive through June 30, 2007. The rented space serves as the principal executive and administrative offices of our Beverly Studio located in Beverly, Massachusetts, whose closing in fiscal 2006 is part of management’s restructuring plan. We incur rent expense of approximately $0.1 million per month for this space.

(4)	We record income from the sale of services primarily for quality and assurance testing of products in development.

(5)	Pursuant to our distribution agreement with IESA and Atari Europe, we distribute products for Atari Interactive. We must pay a royalty of either 30.0% of our gross margin or 130.0% of the royalty rate due to the developer, whichever is greater, for all Atari Interactive products distributed by us.

Atari License

      In September 2003, we entered into an Amended and Restated Trademark License Agreement with Atari Interactive, pursuant to which we issued 2,000,000 shares of our Common Stock in consideration of an extension of the prior license term to ten years expiring December 31, 2013. Under the Atari License, we will pay a royalty equal to 1% of our net revenues during years six through ten.

Sale-Leaseback

      In July 2002, we negotiated a sale-leaseback transaction between Atari Interactive and an unrelated party. As part of this transaction, we guaranteed the lease obligation of Atari Interactive. The lease provides for minimum monthly rental payments of approximately $0.1 million escalating nominally over the ten year term of the lease. We also received indemnification from IESA from any costs, if any, that may be incurred by us as a result of the full guaranty.

      We received a $1.3 million payment for our efforts in connection with the sale-leaseback transaction. Approximately $0.6 million, an amount equivalent to a third-party broker’s commission, was recognized during the nine months ended March 31, 2003 as other income, while the remaining balance of $0.7 million was deferred and is being recognized over the life of the sub-lease. Accordingly, during the year ended March 31, 2005, approximately $0.1 million of income was recognized. As of March 31, 2005, the remaining balance of approximately $0.5 million, is deferred and is being recognized over the life of the sub-lease.

Transactions with Atari Australia, a Wholly-Owned Subsidiary of IESA

      As of March 31, 2005, we had a net receivable due from Atari Australia of $0.1 million, respectively. These balances resulted from the following transactions (in thousands):

Year Ended
March 31,
2005

Income (expense)
Management fees(1)	$224
Royalty income(2)	4
Sale of product and other support services	981

Net income	$1,209

(1)	Effective August 25, 2000, we began charging Atari Australia yearly management fees primarily for the management and maintenance of information systems.

(2)	We, IESA, and Atari Europe entered into a distribution agreement, which provides for our distribution of IESA’s (or any of its subsidiaries’) products in the United States, Canada and Mexico, pursuant to which we will pay IESA, Atari Europe or any of their subsidiaries, as applicable, either 30.0% of the gross margin on such products or 130.0% of the royalty rate due to the developer, whichever is greater. We have also entered into a distribution agreement with IESA and Atari Europe which provides for IESA’s and Atari Europe’s distribution of our products across Europe, Asia, and certain other regions pursuant to which IESA, Atari Europe or any of their subsidiaries, as applicable, will pay us 30.0% of the gross margin on such products or 130.0% of the royalty rate due to the developer, whichever is greater.

Transactions with Paradigm Entertainment Inc., a Wholly-Owned Subsidiary of IESA

      As of March 31, 2005, we have a net trade payable balance due to Paradigm of $0.2 million. The related party balance primarily resulted from the transactions discussed below.

• Purchase of Services and Advances to Fund Expenses

      Paradigm, a wholly-owned subsidiary of IESA, is a product developer located in the United States. Paradigm performs such services as program development and design for us. Service fees provided and charged to us are as follows (in thousands):

Year Ended
March 31,
2005

Development expenses	$9,003

• Options Issued to Paradigm Employees

      On July 30, 2004, we issued 27,500 options to purchase our common stock to two officers of Paradigm for consulting services rendered. The options were valued at a nominal amount using the Black-Scholes model. As of September 30, 2004, Paradigm reimbursed us for that amount.

Transactions with Other Related Parties Wholly-Owned by IESA

      The net related party balances with other IESA subsidiaries are as follows (in thousands):

March 31,
2005

Receivable (payable)
Atari Taiwan Ltd.	$70
Atari Studio Ltd.	(10)
Atari Asia Pacific Pty Ltd.	3
Atari United Kingdom Ltd.	(1,696)
Atari Japan KK	(12)
Miscellaneous nominal balances, net(1)	44

Net payable	$(1,601)

(1)	We have entered into various nominal transactions with certain other IESA subsidiaries located in North America, Europe, Asia, and certain other regions.

      The following transactions occurred with us and other related parties wholly-owned by IESA (in thousands):

Year Ended
March 31,
2005

Income (expense)
Development expense(1):
Eden Studios SAS	$(3,576)
Sale of product:
Atari Taiwan Ltd.	399
Atari Asia Pacific Pty Ltd.	62
Royalty expense(2):
Atari Japan KK	6
Miscellaneous sale of product and services, net — other (3)	262

Net (expense)	$(2,847)

(1)	Eden Studios SAS, Atari Melbourne House Pty Ltd, Atari Studio Asia Pty Ltd, and Atari Studio Ltd, wholly-owned subsidiaries of IESA, develop product for us. The subsidiaries provide services such as product development, design, and testing.

(2)	As a part of our distribution agreement with IESA and Atari Europe, we must pay a royalty of either 30.0% of our gross margin or 130.0% of the royalty rate due to the developer, whichever is greater, for all Atari Japan products distributed by us.

(3)	We have entered into various nominal transactions with certain other IESA subsidiaries located in North America, Europe, Asia, and certain other regions.

Transactions with Other Related Parties

      We have entered into a licensing transaction with iFone Limited (“iFone”), a producer and publisher of entertainment content for current and future mobile devices, which is wholly-owned by iFone Holdings Limited. Atari Europe is a shareholder of iFone Holdings Limited (and David Ward, who is a director both of IESA and of us, is the Chairman of the Board of iFone Holdings Limited). See “Transactions with Directors and Nominees.”) Pursuant to a three year license agreement with iFone, we granted to iFone a worldwide exclusive license of the rights to certain games for development and exploitation on the mobile phone platform. In consideration for such license, iFone paid us a $0.1 million non-refundable advance against royalties and will make royalty payments.

Related Party Notes Receivable

      Related party notes receivable consist of the following amounts (in thousands):

	April 1,	March 31,
	2004	2005

Development rights and advances — Atari Interactive(1)	$5,122	$—
Customer deductions — Atari Interactive(2)	2,620	—
Loans — Paradigm(2)	829	—

Total related party notes receivable	$8,571	$—

(1)	This note was payable at the earlier of the release of certain development projects to the public or December 31, 2004. One project was released to the public on September 14, 2004. On September 30, 2004, we offset royalties due to Atari Interactive of approximately $1.3 million against the portion of the principal that was past due. The outstanding balance of this note as of September 30, 2004 was $3.8 million, of which $2.2 million was past due. The outstanding balance was converted to a secured promissory note from Atari Interactive on November 3, 2004.

(2)	The Atari Interactive note and the Paradigm note were payable on September 30, 2004. The Atari Interactive note of $2.6 million was converted to a secured promissory note. The Paradigm note of $0.8 million was assigned to Atari Interactive and transferred to a secured promissory note from Atari Interactive on November 3, 2004.

      As at September 30, 2004, royalty payments past due to us by IESA under our existing distribution agreement for the period then ended amounted to approximately $15.7 million, which was converted to a secured promissory note.

      On November 3, 2004, we entered into an agreement with IESA and several of its subsidiaries under which, in lieu of receiving payment on the past due amounts, we transferred the amounts due to us from IESA and Paradigm to Atari Interactive in exchange for a secured promissory note (the “Secured Note”) from Atari Interactive that also included in the initial principal amount sums that were past due to us from Atari Interactive and a note payment that would have been due from Atari Interactive on December 31, 2004, and interest on those amounts of approximately $0.1 million. Specifically, the Secured Note had a principal amount of approximately $23.1 million, a maturity date of March 31, 2005, bore annual interest at the prime rate plus 3.25%, and was secured by 2,000,000 shares of our common stock owned and pledged by Atari Interactive and by the rights, as owner, to the “Atari” trademark and the “Fuji” logo in North America (collectively, the “Collateral”). The “Atari” trademark and “Fuji” logo currently are owned by Atari Interactive and licensed to us through 2013 under the terms of a Trademark License Agreement, dated September 4, 2003. The Secured Note allowed us to apply all sums we became obligated to pay IESA and several of its subsidiaries to reduce the Secured Note balance. Additionally, if a balance remained on the Secured Note as of March 31, 2005, the Secured Note allowed sums that had already been earned but were not yet due and payable to IESA and certain of its subsidiaries to be applied to the balance of the Secured Note. As of March 31, 2005, we had approximately $3.0 million outstanding against which we applied sums that would shortly be payable to IESA and certain other subsidiaries, satisfying all the remaining Secured Note obligations.

Transactions with Current and Former Officers

Employment Agreements and Termination Agreements

      For details related to the Company’s Employment Agreements or Termination Agreements with each of Bruno Bonnell, James Caparro, Diane Price Baker, Jeffrey B. Kempler, Denis Guyennot, and Harry M. Rubin see “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” above.

Transactions with Directors and Nominees

iFone Licensing Transaction

      The Company has entered into a licensing transaction with iFone Limited (“iFone”), a producer and publisher of entertainment content for current and future mobile devices. David C. Ward, a member of our Board of Directors, is the Chairman of the Board of iFone. Pursuant to a three year license agreement with iFone, the Company granted to iFone a worldwide, exclusive license of the rights to certain games for development and exploitation on the mobile phone platform. In consideration for such license, iFone paid the Company a $100,000 non-refundable advance against royalties and will make royalty payments. Such license is subject to reversion rights if, after 18 months, iFone has failed to make a game available as a mobile game in all major regions of the world and for a majority of enumerated wireless technologies.

Consultation Agreement with Ann Kronen

      On July 1, 2004, we entered into the Kronen Agreement. The Kronen Agreement engages Ms. Kronen to provide creative and editorial direction for the projects and game development undertaken by us as reasonably requested and for advisory services to the Compensation Committee. The term of the Kronen Agreement began on July 1, 2004 and remained in effect until December 31, 2004. On January 1, 2005, the term of the Kronen agreement was extended through July 31, 2005. Ms. Kronen was compensated $0.15 million for services performed and miscellaneous expenses under the Kronen Agreement in fiscal 2005. In addition, Ms. Kronen was reimbursed for any reasonable and pre-approved travel expenses incurred in connection with the rendering of her services.

Proposed Transactions with Related Parties

      At its July 28, 2005 meeting, the Company’s Board of Directors approved in principle certain transactions between the Company and IESA and/or one or more of its subsidiaries which will: (1) settle an intercompany payable through the issuance to Atari UK of approximately 610,000 shares of common stock of the Company (based on current market price and subject to change), (2) fund specific product development projects at studios owned by IESA and/or its subsidiaries through the issuance to the respective IESA entities of approximately 1,762,000 shares of common stock of the Company (based on current market price and subject to change), and (3) sell certain non-core assets of the Company to a subsidiary of IESA for cash. The final terms of these transactions have not yet been agreed.

PROPOSAL 2: ADOPTION OF THE COMPANY’S 2005 PLAN

      On July 28, 2005, our Board of Directors approved and adopted the Atari, Inc. 2005 Incentive Plan, and authorized us to issue up to 6,000,000 shares of our Common Stock under the Plan (subject to adjustment to take account of stock dividends, stock splits, recapitalizations and similar corporate events). A copy of the 2005 Plan is Appendix B to this Proxy Statement. The Plan will become effective if and when it is approved by our stockholders.

      Under the 2005 Plan, we will have the right to issue stock options, stock appreciation rights, restricted stock, Common Stock or convertible securities that may or may not be subject to restrictions or forfeiture, restricted stock units, performance shares and performance units, all of which are described below. Our Board of Directors believes incentive compensation that derives at least part of its value from the performance of our Common Stock is important to our efforts to attract and retain key employees and directors and helps align the interests of our key employees and directors, and others on whom we rely, with those of our stockholders.

      At July 15, 2005, outstanding options issued under our 2000 Stock Incentive Plan, our 1997 Stock Incentive Plan and our 1995 Stock Incentive Plan entitled the holders to purchase 9,733,341 shares of our Common Stock, and an additional 3,041,675 shares were available to be made the subject of options or awarded as restricted stock under those Plans. When the new Plan is approved by our stockholders, the 2000 Plan will terminate, and we will no longer be able to grant options or issue restricted stock under it. However, options that have already been granted under the 2000 Plan will continue to be outstanding. Our 1997 Stock Incentive Plan and 1995 Stock Incentive Plan were previously terminated and no options have been granted under those Plans since the adoption of the 2000 Stock Incentive Plan. However, options that have already been granted under those Plans will continue to be outstanding.

Description of the Plan

      The purpose of the Plan is to provide officers, other employees and directors of, and consultants to, us and our subsidiaries (including key employees of companies that develop products that we intend to publish or distribute) an incentive to (a) enter into and remain in our service or that of our subsidiaries or to provide services to us or our subsidiaries, (b) enhance our long term performance and that of our subsidiaries, and (c) acquire a proprietary interest in us.

      The Compensation Committee or another committee of our Board of Directors (or if there is no committee, the Board of Directors itself) will administer the Plan. It will determine the persons to whom awards will be made, the types of awards that will be made to particular persons, the numbers of shares to which awards will relate, the dates when awards will vest in whole or in part and the other terms of awards, including the payments, if any, that participants will have to make to benefit from awards.

      The types of awards the Committee will be able to grant will be:

•	Stock Options. A stock option entitles the holder to purchase shares of our Common Stock for a price that is determined when the stock option is granted, which may not be less than 100% of the market value of our Common Stock on the date of grant. Options may be wholly or partly exercisable when they are granted, or they may become exercisable in whole or in installments at a subsequent date or dates. A stock option may require that the exercise price be paid in cash or may permit it to be paid in whole or in part with shares of our Common Stock valued at their market value on the date the stock option is exercised. The committee will set the term of each stock option when it is granted, but the term may not exceed 10 years. Options granted under the Plan may, or may not, be designated as Incentive Stock Options (“ISOs”), which receive special tax treatment, as described below under “Tax Consequences.” However, the exercise price of all ISO’s held by a person which first become exercisable in a year may not exceed $100,000.

•	Stock Appreciation Rights. A stock appreciation right entitles the holder to receive, on a specified date, upon the occurrence of a specified event, or on one or more exercise dates selected by the holder, (a) the amount, if any, by which the market value of a share of our Common Stock exceeds a base price determined when the stock appreciation right is granted, times (b) a specified number of shares. The base price may not be less than 100% of the market value of our Common Stock on the date of grant. If stock appreciation rights require exercise by the holder, they may be wholly or partly exercisable when they are granted or they may become exercisable in whole or in installments at a subsequent date or dates. Stock appreciation rights may be granted without any related stock options, or they may be granted in tandem with stock options. If a stock appreciation right is granted in tandem with a stock option, its base price will be the same as the exercise price of the stock option, it will vest and become exercisable at the same time or times as the stock option, and the exercise of the stock appreciation right or the stock option will reduce the number of shares remaining subject to either of them.

•	Restricted Stock. A person to whom shares of restricted stock are granted will become the owner of the shares when they are granted, but will be required to return the shares (i.e., the shares will be forfeited) if vesting conditions imposed when the shares are issued are not satisfied. Vesting conditions may be continuing employment for at least specified periods, or may be the achievement of performance goals. Holders of shares of restricted stock are entitled to vote them and receive dividends and distributions with regard to them even before they vest. Shares of restricted stock may not be transferred or pledged until they vest.

•	Restricted Stock Units. Restricted stock units entitle the holders to receive, at future dates, the market values on those dates of specified numbers of shares of our Common Stock. The holder may or may not be entitled to receive sums based upon dividends paid or other distributions made (dividend equivalents) with regard to our Common Stock while the units are held. The committee may decide that the fair value of the shares of our Common Stock to which restricted stock units relate will be paid on future dates in cash or in whole or in part with shares of our Common Stock valued at their market value at those dates. Restricted stock units may be subject to vesting conditions, which may be continuing employment for at least specified periods or may be the achievement of performance goals. Holders will not be entitled to payments with regard to restricted stock units unless and until all applicable vesting conditions have been satisfied.

•	Performance Shares or Performance Units. Performance shares entitle the holder to receive the sum equal to the market value of a specified number of shares of Common Stock if pre-established performance goals are achieved over a specified period. Performance units entitle the holder to receive a specified dollar amount if pre-established performance goals are achieved over a specified period. In ether case, the committee may decide that the sum to which the holder is entitled will be paid in cash or in whole or in part with shares of our Common Stock valued at their market value when the sum is to be paid. Performance shares or performance units may be subject to vesting conditions, which may be continuing employment for at least specified periods, as well as to the achievement of the performance goals.

•	Stock or Stock-Based Awards. The Committee may award shares of our Common Stock, securities that are convertible into shares of our Common Stock or other equity-based awards, for past services, in lieu of cash bonuses, as an inducement to people to become employees or directors, or for any other valid purpose. These shares (or other equity based awards, as applicable) may or may not be subject to restrictions on transfer or possible forfeiture. The recipient may or may not be required to make a payment in order to receive the shares.

      To the extent that an award is intended to constitute “performance-based compensation” under Section 162(m) of the Code, the grant or vesting of the award will be subject to one or more of a number of types of performance-based conditions specified in the 2005 Plan. Particular awards may provide that the options, shares or units to which they relate will be entitled to special treatment if there is a change of control of us. Also, employment agreements or other agreements may provide for vesting of incentive benefits, or for other related payments or benefits, upon a change of control.

      The agreements relating to particular awards may extend exercise dates or vesting dates for specified periods after termination of employment, except that all non-ISO stock options will continue to be exercisable until one year after termination of employment because of death or disability after reaching the age of 62, until 90 days after termination of employment by us other than for cause, and until 30 days after termination for any other reason, other than for cause. If a person’s employment is terminated for cause, all options will terminate when the employment terminates.

      Generally, awards under the Plan cannot be assigned or transferred, except by will or the laws of descent and distribution. However, the committee may permit participants to designate the persons who will be entitled to any rights, payments or other benefits with regard to specific awards following the participants’ deaths.

      The committee may permit participants to defer receipt of payments or shares as a result of awards, but only subject to procedures intended to avoid penalties under Section 409A of the Internal Revenue Code.

      Recent US federal tax legislation adding Section 409A of the Code may affect a number of the election and distribution provisions of the 2005 Plan. It is possible that the 2005 Plan may be amended, with retroactive effect in certain cases, because of this new tax provision or guidance issued with regard to it.

Outstanding Stock Options

      The following table provides information about the stock options which were outstanding under our 2000 Stock Incentive Plan, our 1997 Stock Incentive Plan and our 1995 Stock Incentive Plan on July 15, 2005:

	Shares of Common
	Stock Subject	Average Per Share
Individual or Group Holding Options	to Options	Exercise Price

Bruno Bonnell	3,800,000	$5.85
James Caparro	45,000	$5.08
Denis Guyennot	937,500	$6.41
Harry M. Rubin	580,000	$8.96
William L. Stocks III	310,000	$9.27
Lisa S. Rothblum(1)	150,000	$5.53
All executive officers(2)	6,222,500	$6.57
All directors who are not executive officers	1,895,000	$11.91
Thomas A. Heymann(3)	510,000	$23.69
Thomas Schmider(3)	200,000	$9.29
All employees other than executive officers	2,458,966	$13.46

(1)	The Company is currently negotiating a severance arrangement with Ms. Rothblum. The above disclosure assumes that in connection with her termination, all unvested options will vest.

(2)	Includes all Named Executive Officers, plus Diane Price Baker and Jeffrey B. Kempler.

(3)	Director nominee.

      On July 27, 2005, the last sale price of our Common Stock reported on the NASDAQ Stock Market was $2.65.

Tax Consequences

      To ensure compliance with requirements imposed by the Internal Revenue Service, we inform you that, any U.S. federal tax advice contained in this proxy statement is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Internal Revenue Code. The following was written to support the “promotion or marketing” (within the meaning of the Internal Revenue Service Circular 230) of the Plan.

      The principal Federal income tax consequences to an officer, employee, director or other participant of (i) the grant and exercise of options under the Plan, (ii) the sale of shares acquired through exercise of options (iii) the grant and sale of restricted stock, (iv) the grant and receipt of payments with regard to restricted stock units, performance shares and performance units, and (v) share awards, are as follows:

Stock Options

      Recipients will not have taxable income because they are granted stock options under the Plan.

      Unless an option is an ISO, when the option is exercised, the holder will be treated as receiving ordinary income equal to the amount by which the fair market value of the Common Stock at the time of the exercise exceeds the exercise price of the option. The fair market value of the Common Stock when the option is exercised will be the basis of that stock while it is held by the person who exercised the option. Therefore, when the stock is sold, the amount by which the sale price is greater or less than the fair market value of the shares when the option was exercised will be a capital gain or loss, which will be short-term or long-term, depending on how long the stock is held after exercise.

      The holder of an ISO does not realize any taxable income when the ISO is exercised. However, when an ISO is exercised, the amount by which the fair market value at the time of exercise of the stock as to which it was exercised exceeds the exercise price is treated as an item of adjustment for alternative minimum tax purposes (unless the stock is disposed of within one year) and may be subject to the alternative minimum tax. The price paid for the Common Stock when the ISO is exercised will be the basis of that stock while it is held by the person who exercised the ISO. If a person who exercises an ISO holds the stock for at least one year after the date of exercise (and at least two years after the date of grant), when the shares are sold the difference between the exercise price and the sale price will be treated as a long-term capital gain or loss. In addition, the option holder must be an employee of ours or of a qualified subsidiary at all times between the date of grant and the date three months (one year in the case of disability) before exercise of the option. Special rules apply in the case of the death of the option holder. If the person does not hold the stock for one year after exercise (and two years after the date of grant), the person will be treated as having made a “disqualifying disposition,” and the person will be treated as receiving ordinary income at the time of sale equal to the lesser of (i) the amount by which the fair market value of the stock when the option was exercised exceeded the exercise price, or (ii) the gain on the sale. In addition, if the sale price exceeds the fair market value of the stock when the option is exercised, the difference between the exercise price and the sale price will be a capital gain. Notwithstanding the foregoing, if exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Stock Appreciation Rights

      When a stock appreciation right is exercised or a payment is made with regard to a stock appreciation right, the holder is treated as receiving ordinary income equal to the amount paid, or the fair market value of the Common Stock distributed, to the holder with regard to the stock appreciation right. The fair market value of any Common Stock received when a stock appreciation right is exercised will be the holder’s basis in that Common Stock.

Restricted Stock

      Unless a person who receives restricted stock makes an “83(b) election”, the person will not realize taxable income (and we will not be entitled to a deduction) when we issue restricted stock to the person. However, when shares vest (i.e., are no longer subject to forfeiture), the holder will realize ordinary income, and we will be entitled to a deduction, equal to the fair market value of the shares at that time less the amount, if any, paid by the holder for the restricted stock. The fair market value of the shares when they vest will be the holder’s tax basis in the shares, and any difference between that fair market value and the amount for which the person sells the shares will be a capital gain or loss, which will be long term or short term depending on how long the person holds the shares after they vest. Unless an “83(b) election” is made (as discussed below), dividends on shares subject to restrictions will generally be considered compensation income. A person may, however, elect under Section 83(b) of the Internal Revenue Code to realize when the person receives shares of restricted stock compensation equal to the fair market value of the shares at that time. If a person does that and has not paid any amount for the restricted stock, (a) the person will not realize any tax when the shares vest, (b) the person’s tax basis in the shares will be their fair market value when they are issued, (c) when the person sells the shares, any difference between their fair market value when the were issued and the amount for which the person sells the shares will be a capital gain or loss, which will be short term or long term depending on how long the person holds the shares after they were issued, and (d) when we issue the shares, we will be entitled to a deduction equal to their fair market value at that time.

Units and Similar Rights

      Restricted stock units, performance units and performance shares will usually be designed so the recipient will not realize taxable income (and we will not be entitled to a deduction) when the units or performance shares are granted. However, when payment is made, whether in cash or with shares of our Common Stock, the participant generally will receive taxable ordinary income, and we will usually be entitled to a deduction, equal to the amount of the payment, or the then fair market value of the shares, the recipient receives less the amount, if any, paid by the holder for the units or shares.

Other Stock Awards

      If we issue Common Stock or a security that is convertible into Common Stock that is not subject to possible forfeiture or to material restrictions on transfer, when the Common Stock or other securities are issued, the participant generally will be treated as receiving taxable ordinary income, and we generally will be entitled to a deduction, equal to the fair market value of the shares of Common Stock or convertible securities when they are issued less the amount, if any, paid by the holder for the Common Stock or convertible securities.

Dividend Equivalents

      There generally will be no tax consequences as a result of the award of a right to dividend equivalents. When dividends are paid or other distributions are made, the holder of the dividend equivalent generally will recognize ordinary income, and we will be entitled to a deduction, equal to the amount of the dividend payment or other distribution.

Other Tax Consequences

      When an employee is treated as receiving ordinary income, we are required to pay withholding tax with regard to that ordinary income. We may obtain the sum which is due in cash from the employee (including by withholding from the employee’s compensation) or by reducing the number of shares we issue, or the sum we pay, to the employee. Payment of required withholding taxes is a condition to employees’ rights to receive shares or payments as a result of awards under the Plan or to transfer shares received as a result of those awards.

      When an employee is treated as receiving ordinary income as a result of receipt or vesting of Common Stock or other securities, or exercise of non-ISO stock options or stock appreciation rights, or there is a disqualifying disposition of shares acquired through exercise of an ISO, we will, in most instances, be entitled to a deduction equal to the ordinary income which the employee is treated as having received.

Securities Exchange Act of 1934

      Additional special tax rules may apply to participants who are subject to the rules set forth in Section 16 of the Securities Exchange Act of 1934.

Required Vote

      The proposal to approve the Plan will be approved if a majority of the votes cast with regard to it are in favor of it. IESA, which owns directly or through subsidiaries 52.23% of the outstanding Common Stock, has said intends to vote, and to cause its subsidiaries to vote, in favor of the Plan. Therefore, the 2005 Plan will be approved, even if no stockholders other than IESA, and its subsidiaries vote to approve it.

New Plan Benefits — 2005 Stock Incentive Plan

      It is not possible to determine the benefits or amounts that will be received by or allocated under the 2005 Plan to the Named Executive Officers, directors, and employees, because such grants are made in the discretion of the Board of Directors or the Compensation Committee and because the 2005 Plan is not the type of plan that has set benefits or amounts.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” APPROVAL OF THE 2005 PLAN.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      Deloitte & Touche LLP has audited the financial statements of the Company and its consolidated subsidiaries since fiscal year 2000. The Board, through the Audit Committee, has appointed Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2006. The Audit Committee and the

Board believe that Deloitte & Touche LLP’s long-term knowledge of the Company and its subsidiaries is valuable to the Company. Representatives of Deloitte & Touche LLP have direct access to members of the Audit Committee and the Board. Representatives of Deloitte & Touche LLP will attend the meeting in order to respond to appropriate questions from stockholders, and may make a statement if they desire to do so.

      Ratification of the appointment of Deloitte & Touche LLP as our independent auditors is not required by our By-Laws or otherwise. The Board of Directors has determined to submit this proposal to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee will review their future selection of auditors. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and the stockholders.

Fees of Independent Auditors

      The aggregate fees billed by Deloitte & Touche LLP for the last two fiscal years for each of the following categories of services are set forth below:

		Nine Months
	Year Ended	Ended
Description of Fees	March 31, 2005	March 31, 2004

Audit Fees(1)	1,000,000	$466,000
Audit-Related Fees(2)	26,439	35,103
Tax Fees(3)	98,354	14,533
All Other Fees(4)	37,000	183,785

Total All Fees	1,161,793	$699,421

(1)	This category includes the annual audit of the Company’s financial statements (including required quarterly reviews of financial statements included in the Company’s quarterly reports on Form 10-Q) and management’s assessment of internal control over financial reporting and services normally provided by the independent auditors in connection with regulatory filings. This category also includes advice on matters that arose during, or as a result of the audit or review of financial statements, statutory audits required for our non-US subsidiaries, and services associated with our periodic reports and other documents filed with the SEC. The increase in audit fees for fiscal 2005 was primarily due to costs incurred in connection with the audit of management’s assessment of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	This category consists of fees related to audits of our 401(k) Plan.

(3)	This category includes fees for technical tax advice and planning as well as fees for tax work performed in connection with compensation agreements with certain of our foreign employees that are currently working in the US.

(4)	For fiscal 2004, this category includes services associated with our September 2003 stock offering and related Registration Statement on Form S-2. For fiscal 2005, this category includes services associated with certain potential business and equity raising transactions.

Services Provided by the Independent Auditors

      The Audit Committee is required to pre-approve the engagement of Deloitte & Touche LLP to perform audit and other services for the Company and its subsidiaries. The Company’s procedures for the pre-approval by the Audit Committee of all services provided by Deloitte & Touche LLP are intended to comply with SEC regulations regarding pre-approval of services. Services subject to these SEC requirements include audit services, audit-related services, tax services and other services. The audit engagement is specifically approved and the auditors are retained by the Audit Committee. In some cases, pre-approval for a particular category or group of services is provided by the Audit Committee for up to a year, subject to a specific budget and to regular management reporting. The Audit Committee has given its approval for the provision of audit services by Deloitte & Touche LLP for fiscal 2005 and has also given its approval for up to a year in advance for the provision by Deloitte & Touche LLP of particular categories or types of audit-related, tax and permitted non-audit services, in each case subject to a specific budget.

      The Audit Committee considered and determined that fees for services other than audit and audit-related services are compatible with maintaining Deloitte & Touche LLP’s independence. Deloitte & Touche also serves as IESA’s independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF
DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

ADDITIONAL INFORMATION

Annual Report on Form 10-K

      A copy of the Company’s Annual Report on Form 10-K as filed with the SEC for its last fiscal year, including any financial statements and financial statement schedules thereto, has been mailed with this Proxy Statement to stockholders of the Company. The Company will furnish any exhibits to the Form 10-K to each stockholder requesting them upon written request to the Vice President, Investor Relations, Atari, Inc., 417 Fifth Avenue, New York, NY 10016 and payment of a fee of $0.10 per page to cover costs.

Submission of Stockholder Proposals and Nominations for the 2005 Annual Meeting

      The By-Laws contain procedures for stockholder nomination of directors and for other stockholder proposals to be presented before annual stockholder meetings. The By-Laws provide that any record owner of stock entitled to be voted generally in the election of directors may nominate one or more persons for election as a director at a stockholders’ meeting only if written notice is given to the Secretary of the Company of the intent to make such nomination. The notice must be given not later than the close of business on the 75th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the later of: (i) the 75th day prior to the scheduled date of such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Company. Such stockholder’s notice shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a Director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company’s capital stock which are beneficially owned by such person on the date of such stockholder notice, (iv) the consent of each nominee to serve as a Director if elected, and (v) such information concerning such person as is required to be disclosed concerning a nominee for election as a Director of the Company pursuant to the rules and regulations under the Exchange Act. A stockholder’s notice to the Secretary shall further set forth as to the stockholder giving such notice: (i) the name and address, as they appear on the Company’s stock transfer books, of such stockholder and of the beneficial owners (if any) of the Company’s capital stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (ii) the class and number of shares of the Company’s capital stock which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder’s notice, and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder or in connection therewith.

      In addition to the foregoing, stockholders wishing to have a proposal included in the Company’s Proxy Statement shall comply with the applicable requirements of the Exchange Act, and the rules and regulations thereunder and shall have the rights provided by Rule 14a-8 under the Exchange Act. In order to be eligible under Rule 14a-8 for inclusion in the Company’s Proxy Statement and accompanying proxy at the next year’s Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before March 31, 2006.

      For any proposal that is not submitted for inclusion in next year’s Proxy Statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s Annual Meeting of Stockholders, SEC rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on June 26, 2006 and advises stockholders in next year’s Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on June 26, 2006.

      A copy of the By-Law provisions described above is available upon written request to Vice President, Investor Relations, Atari, Inc., 417 Fifth Avenue, New York, NY 10016. The person presiding at the applicable annual meeting is authorized to determine if a proposed matter is properly before the meeting or if a nomination is properly made.

OTHER MATTERS

      The Board knows of no matters other than those listed in the attached Notice of Annual Meeting which are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named on the enclosed Proxy Card will vote the proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors

Kristina K. Pappa
Secretary

New York, New York

July 29, 2005

APPENDIX A

SECOND AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

      This Audit Committee Charter (“Charter”) has been adopted by the Board of Directors (the “Board”) of Atari, Inc. (f/k/a Infogrames, Inc.) (the “Company”). The Audit Committee of the Board (the “Audit Committee”) shall be appointed by the Board and shall be constituted and have the authority and responsibility described herein. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

ROLE AND INDEPENDENCE; ORGANIZATION

      The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company; independent auditor’s qualifications and independence the performance of the Company’s internal and external auditors; the Company’s compliance with ethics policies and legal regulatory requirements; and the overall integrity of the Company’s financial statements and information systems. It may also have such other duties as may from time to time be assigned to it by the Board.

      The membership of the Audit Committee shall consist of at least three directors, each of whom is independent of management and the Company. Members of the Audit Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company (other than in his or her capacity as a member of the Board and any Board committee) and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the stock exchange listing standards. Each Audit Committee member shall also meet the financial literacy and related audit committee requirements of the listing standards of the Nasdaq Stock Market, Inc. All members of the Audit Committee shall be financially literate and at least one member of the Audit Committee shall be an “audit committee financial expert”, as that term is defined by Securities and Exchange Commission (“SEC”) regulations.

      The Audit Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management and shall meet at least annually with the chief financial officer and the independent auditor in separate executive sessions. In discharging its oversight role, the Audit Committee shall have full access to all Company books, records, facilities, personnel and outside professionals. The Audit Committee shall have the authority to retain special, independent, legal, accounting or other consultants or experts as advisors for any matters relating to the purpose of the Audit Committee. Prior to engaging any such consultant or expert, the Audit Committee shall first propose to the Board that such engagement may be necessary and discuss the matter with the Board.

      The Audit Committee shall meet at least four times a year and make a report to the Board following each meeting. Such meetings may be in conjunction with the review of quarterly reports or otherwise and may be in person or telephonic. One member of the Audit Committee shall be appointed as chair. The chair shall be responsible for leadership of the Audit Committee, including scheduling and presiding over meetings, preparing agendas and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.

RESPONSIBILITIES

      While the Audit Committee has the responsibility and authority set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company’s accounting, financial and auditing practices than do Audit Committee members; accordingly, the Audit Committee’s oversight role does not provide any expert or special assurance as to the Company’s financial statements or any certification as to the work of the independent auditors.

      Although the Audit Committee may wish to consider other duties from time to time, the general recurring activities of the Audit Committee in carrying out its oversight role are described below. The Audit Committee shall have sole and exclusive responsibility for:

•	Selecting and evaluating the performance of the Company’s independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) and, if appropriate, terminating, replacing or rotating the independent auditors, subject to any requisite action by the Board and ratification by the Company’s stockholders at the annual meeting of the stockholders. Prior to taking any such action with respect to the engagement of the independent auditors, the Audit Committee shall first propose to the Board that such action may be necessary and discuss the matter with the Board. It is a policy of the Board and the Audit Committee that the ultimate accountability of the independent auditors shall be owed to the Board and the Audit Committee as representative of the Company’s stockholders.

•	Pre-approval of all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

•	Annually obtaining from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board No. 1. The Audit Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationship that may impact the objectivity and independence of the auditors and shall take or recommend that the Board take appropriate actions to oversee the auditors’ independence.

•	Inquiring of the independent auditors whether the auditors believe that there are any material issues in connection with their audits arising out of Section 10A of the Securities Exchange Act of 1934.

•	Reviewing the financial statements on both a quarterly and annual basis and discussing them with management and the independent auditors prior to the publication of such statements. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting. Such discussions may include a review of particularly sensitive accounting estimates, reserves and accruals, review of judgmental areas, review of audit adjustments (whether or not recorded), review of risk exposures that may have a material impact on the Company’s financial statements and the steps management has taken to monitor and control such exposures and other such inquiries as the Audit Committee or the independent auditors shall deem appropriate. Based on its review, the Audit Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K (or the Form 10-K). Also, the Audit Committee shall discuss the results of the annual review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

•	Issuing annually a report to be included in the Company’s proxy statement as required by the rules of the SEC.

•	Overseeing the relationship with the independent auditors, including discussing with the auditors prior to the audit the planning and staffing of the audit and the nature and rigor of the audit process,

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receiving and reviewing the audit reports; reviewing with the auditors any problems or difficulties the auditors may have encountered in carrying out their responsibilities, including any restrictions on the scope of the activities or access to required information, any changes recommended in the planned scope of the internal audit, and any management letters provided by the auditors and the Company’s response to such letters; and providing the auditors full access to the Audit Committee and the Board to report on all appropriate matters.

•	Reviewing significant changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management.

•	Reviewing and approving (i) the fees to be paid to the independent auditors, (ii) any fees required to be paid for special services or other advisors, and (iii) ordinary administrative expenses, and determining the appropriate amount of funding that must be provided by the Company for such purposes.

•	Reviewing with management and the independent auditors the interim financial information prior to the Company’s filing of each Form 10-Q; this review shall be done by the Audit Committee as a whole or through the Audit Committee chair. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

•	Discussing with the independent auditors and management the acceptability and quality of accounting principles and underlying estimates in the financial statements on both an annual and quarterly basis.

•	Discussing with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, plans, results, budget and staffing, as well as providing oversight to internal audit activities, including review of significant reports prepared by the internal auditors and management’s responses.

•	Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters and other inappropriate business practices (including those outlined in the Company’s Code of Ethics), and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Discussing with management and/or the Company’s general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company’s financial statements, the Company’s compliance policies and any material reports or inquiries from regulatory or governmental agencies, including any material violation of securities laws or breaches of fiduciary duty.

•	Performing an evaluation of the Audit Committee’s performance at least annually to determine whether it is functioning effectively.

      To the extent that such responsibility has not been delegated to another independent body of the Board of Directors, the Audit Committee is also empowered to review and approve all related party transactions for potential conflict of interest situations on an ongoing basis. A transaction will be a “related party transaction” if it, or a series of transactions of which it is a part, is required to be disclosed pursuant to SEC Regulation S-K, Item 404 or any successor to that Item, or otherwise constitutes a related party transaction under the rules of any securities exchange or securities quotation system on which securities of the Company are listed. A related party transaction that takes place in the ordinary course of the Company’s or a subsidiary’s business will be deemed to have been approved by the Audit Committee if its pricing and other material terms are in accordance with an agreement or arrangement that has been approved by the Audit Committee.

PHASE-IN PERIOD

      The Audit Committee shall take all necessary steps to implement fully the provisions of this Charter by the applicable deadlines set by the NASD and the SEC. Subject to the foregoing, the Audit Committee may implement any of the provisions of this Charter at such times as it may reasonably determine practicable.

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APPENDIX B

ATARI, INC. 2005 STOCK INCENTIVE PLAN

      1. Purpose. The purpose of the Atari, Inc. 2005 Stock Incentive Plan is to provide officers, other employees and directors of, and consultants to, Atari, Inc. or any of its Subsidiaries an incentive (a) to enter into and remain in the service of the Company or its Subsidiaries, (b) to enhance the long-term performance of the Company and its Subsidiaries, and (c) to acquire a proprietary interest in the success of the Company and its Subsidiaries.

      2. Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, Performance Unit Award or Stock Award granted under the Plan.

“Award Agreement” means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

“Board” means the Board of Directors of the Company.

“Cause” means termination of Participant’s employment for “cause” as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, unless otherwise provided in a particular Award Agreement, “cause” means (a) conviction or pleading guilty or no contest to any crime (whether or not involving the Company or any of its Subsidiaries) constituting a felony in the jurisdiction involved; (b) engaging in any substantiated act involving moral turpitude; (c) engaging in any act which, in each case, subjects, or if generally known would subject, the Company or any of its Subsidiaries to public ridicule or embarrassment; (d) material violation of the Company’s or any of its Subsidiaries’ policies, including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information; (e) serious neglect or misconduct in the performance of the grantee’s duties for the Company or any of its Subsidiaries or willful or repeated failure or refusal to perform such duties; in each case as determined by the Committee, which determination will be final, binding and conclusive.

“Change in Control” means: (A) the acquisition by any person or group (as that term is defined in Section 13 of the Securities Exchange Act of 1934, as amended) of more than 35% of the outstanding Common Stock, (B) a consolidation or merger of the Company with another entity, unless immediately after the transaction, at least 50% in voting power of the outstanding shares or other equity interests in the surviving entity or its ultimate parent entity are owned by persons who, immediately before the transaction were shareholders of the Company, or (C) a change in the membership of the Board of Directors such that a majority of the members of the Board of Directors are persons who have not served for at least twenty-four months and were not elected by the vote of directors who, at the time of the election, had served for at least twenty-four months. Notwithstanding the foregoing, no event or condition will constitute a Change in Control to the extent (but only to the extent) that, if it were a Change of Control, a 20% tax would be imposed under Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Company’s common stock, par value $.01 per share.

“Committee” means the Compensation Committee of the Board, or another committee of the Board appointed by the Board to administer the Plan.

“Company” means Atari, Inc., a Delaware corporation.

“Date of Grant” means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

“Disability” means termination of Participant’s employment for “disability” as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, unless otherwise provided in a particular Award Agreement, a Participant being considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, except that no circumstance or condition will constitute a Disability to the extent (but only to the extent) that, if it were, a 20% tax would be imposed under Section 409A of the Code.

“Eligible Person” means any person who is an employee of or consultant to the Company or any Subsidiary (including any key employee of an entity that develops products that are intended to be published or distributed by the Company or a Subsidiary) or any person to whom an offer of employment with the Company or any Subsidiary is extended, as determined by the Committee, or any person who is a Non-Employee Director.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock as of a given date shall be (a) if the principal market for the Common Stock (the “Market”) is a national securities exchange or the NASDAQ Stock Market, the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations will have been made within the ten (10) business days preceding the applicable date; (b) if the Market is the NASDAQ National List, the NASDAQ Supplemental List or another market (other than a national securities exchange or the Nasdaq Stock Market), the average of the high bid and low asked price for Common Stock on the applicable date, or, if no such quotations will have been made on such date, on the next preceding day on which there were quotations, provided that such quotations were made within the ten (10) business days preceding the applicable date; or (c) if neither (a) nor (b) applies, the Fair Market Value of a share of Common Stock on any day will be determined in good faith by the Committee.

“Good Reason” means termination of Participant’s employment for “good reason” as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, unless otherwise provided in a particular Award Agreement, “good reason” means (A) a material reduction of the Participant’s authority or responsibilities, (B) the assignment to the Participant of duties materially inconsistent with the Participant’s position with the Company or a Subsidiary; (C) a reduction in Participant’s annual salary or an alteration of the formula by which the Participant’s annual bonus is calculated that is likely to lead to a reduction in the Participant’s annual compensation; or (iii) the relocation of the Participant’s office by more than 50 miles, except, in each case, to the extent consented to by the Participant in writing.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

“Non-Employee Director” means any member of the Board who is not an employee of the Company.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Performance Share Award” means a contractual right granted to an Eligible Person under Section 10 hereof representing notional unit interests equal in value to a share of Common Stock that is forfeitable until the achievement of pre-established performance objectives over a performance period.

“Performance Unit Award” means a contractual right granted to an Eligible Person under Section 10 hereof representing notional unit interests equal to a pre-determined dollar amount that is forfeitable until the achievement of pre-established performance objectives over a performance period.

“Plan” means the Atari, Inc. 2005 Stock Incentive Plan as set forth herein, as amended from time to time.

“Qualified Performance Award” means a Restricted Stock Award, Restricted Stock Unit Award, or Performance Share Award or Performance Unit Award intended to comply with Section 11 hereof.

“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement.

“Restricted Stock Unit Award” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

“Retirement” means termination of Participant’s employment by reason of “retirement” as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, unless otherwise provided in a particular Award Agreement, “retirement” means a termination of the Participant’s Service after the Participant reaches the age of 62.

“Service” means a Participant’s employment or service with the Company or any Subsidiary or a Participant’s service as a Non-Employee Director with the Company, as applicable.

“Stock Award” means a grant of shares of Common Stock, or securities that are convertible into Common Stock, or other equity-based Award, to an Eligible Person under Section 12 hereof.

“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time as of which a determination is being made, each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

      3. Administration.

      3.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. It is intended that each Committee member shall satisfy the requirements for (i) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and (ii) an “outside director” under Section 162(m) of the Code and (iii) if required by the rules of any securities exchange or market on which the Common Stock is listed, an “independent director” under those rules. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award. In the absence of a Committee, the Board will administer the Plan and all references to the “Committee” will be deemed to refer to the “Board”.

      3.2 Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance goals and other conditions affecting an Award, the duration of the Award, and all other terms of the Award. The Committee shall also have discretionary authority to interpret the Plan, to make factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive, and binding upon all parties.

      3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

      3.4 Grants to Non-Employee Directors. Any Awards or formula for granting Awards under the Plan made to Non-Employee Directors shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

      4. Shares Subject to the Plan.

      4.1 Maximum Share Limitations. Subject to adjustment pursuant to Section 4.3 hereof, the maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be six million shares. Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury.

      To the extent that any Award involving the issuance of shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. In addition, awards that are settled in cash and not in shares of Common Stock shall not be counted against the maximum share limitations.

      4.2 Individual Participant Limitations. The maximum number of shares of Common Stock that may be subject to Stock Options, Stock Appreciation Rights and Qualified Performance Awards denominated in shares in the aggregate granted to any one Participant during any calendar year shall be 2,000,000 shares. The maximum payment with respect to Qualified Performance Awards denominated in cash in the aggregate granted to any one Participant during any calendar year shall be $2,000,000. The foregoing limitations shall each be applied on an aggregate basis taking into account Awards granted to a Participant under the Plan as well as awards of the same type granted to a Participant under any other equity-based compensation plan of the Company or any Subsidiary.

      4.3 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 4.1 and Section 4.2 hereof, (ii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, Section 424 of the Code.

      5. Participation and Awards.

      5.1 Designations of Participants. All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

      5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment. To the extent deemed necessary by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 15.1 hereof.

      6. Stock Options.

      6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.8 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

      6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant.

      6.3 Vesting of Stock Options. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any Stock Option at any time. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion.

      6.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten years from the Date of Grant. Except as provided in this Section 6 or as otherwise may be provided by the Committee, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in the Service of the Company or one of its Subsidiaries.

      6.5 Termination of Service. Subject to Section 6.8 hereof with respect to Incentive Stock Options, the Stock Option of any Participant whose Service with the Company or one of its Subsidiaries is terminated for any reason shall terminate on the earlier of (A) the date that the Stock Option expires in accordance with its terms or (B) unless otherwise provided in an Award Agreement, the expiration of the applicable time period following termination of Service, in accordance with the following: (1) 12 months if Service ceased due to death, Disability or Retirement, (2) 90 days if Service ceased as a result of a termination by the Company without Cause or (3) 30 days if Service ceased for any other reason; provided that, in the event of a termination for Cause such Participant’s right to any further payments, vesting or exercisability with respect to any Award shall be forfeited in its entirety in accordance with Section 14.2. The Committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of Service for purposes hereof, as well as the effect of a leave of absence on the vesting and exercisability of a Stock Option. Unless otherwise provided by the Committee, if an entity ceases to be a Subsidiary of, or to provide services (including developing products) to, the Company or otherwise ceases to be qualified under the Plan or if all or substantially all of the assets of a Subsidiary of the Company or an entity that provides services to the Company are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the Service of all of the employees of the Subsidiary or other entity (unless at the time of the event they become employees of the Company).

      6.6 Stock Option Exercise. Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price shall be made in the manner set forth in the Award Agreement, which unless otherwise provided by the Committee, may include: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock that have been held by the Participant for at least six months (or such greater or lesser period as the Committee may deem appropriate, for accounting purposes or otherwise) valued at the Fair Market Value of such shares on the date of exercise, (iii) to the extent permitted by law, through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (iv) by a combination of the methods described above or (v) by such other method as may be approved by the Committee and set forth in the Award Agreement.

      6.7 Limited Transferability of Nonqualified Stock Options. All Stock Options shall be nontransferable except (i) upon the Participant’s death, in accordance with Section 15.2 hereof or (ii) in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), as may be approved by the Committee in its discretion. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited other than in accordance with Section 15.2 hereof.

      6.8 Additional Rules for Incentive Stock Options.

(a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation §1.421-7(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b) Annual Limits. Any portion of an Incentive Stock Option granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which incentive stock options under Section 422 of the Code held by the Participant are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code, shall become a Nonqualified Stock Option. This limitation shall be applied by taking stock options into account in the order in which granted.

(c) Termination of Employment. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all subsidiary corporations, or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(d) Other Terms and Conditions; Nontransferability. Any Stock Option that is not specifically designated as an Incentive Stock Option will under no circumstances be considered an Incentive Stock Option. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Stock Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(e) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

      6.9 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s shareholders, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of a Stock Option previously granted under the Plan, or otherwise approve any modification to a Stock Option that would be treated as a “repricing” under any then applicable rules, regulations or listing requirements.

      7. Stock Appreciation Rights.

      7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or payable at such time or times and upon such conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or payment of a Stock Appreciation Right at any time.

      7.2 Freestanding Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option and may be subject to such vesting and exercisability requirements as are specified by the Committee and described in an Award Agreement. Such vesting and exercisability requirements may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be ten years from the Date of Grant. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant.

      7.3 Tandem Stock Option/ Stock Appreciation Rights. A Stock Appreciation Right may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option. A tandem Stock Option/ Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to such Stock Option/ Stock Appreciation Right, to exercise either the

Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised. A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per share equal to the per share exercise price of the Stock Option, will become vested and exercisable at the same time or times that the related Stock Option becomes vested and exercisable, and will expire no later than the time at which the related Stock Option expires.

      7.4 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Subject to the requirements of Section 409A of the Code, payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

      7.5 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements.

      8. Restricted Stock Awards.

      8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

      8.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company. Notwithstanding the foregoing, the Committee may accelerate the vesting of a Restricted Stock Award at any time.

      8.3 Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

      8.4 Rights as Shareholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a shareholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The Committee may provide in an Award Agreement that dividends and distributions with regard to unvested shares will be held by the Company or an escrow agent and paid to the Participant only at the times of vesting or other payment of the Restricted Stock Award.

      8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

      8.6 Qualified Performance Award. To the extent a Restricted Stock Award is designated as a Qualified Performance Award, it shall be subject to the restrictions set forth in Section 11.

      9. Restricted Stock Unit Awards.

      9.1 Grant of Restricted Stock Unit Awards. A Restricted Stock Unit Award may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit will be equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. A Restricted Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Restricted Stock Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

      9.2 Vesting Requirements. On the Date of Grant, the Committee shall in its discretion determine any vesting requirements with respect to a Restricted Stock Unit Award, which shall be set forth in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Unit Award at any time. Such vesting requirements may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. Notwithstanding the foregoing, the Committee may accelerate the vesting of a Restricted Stock Unit Award at any time. A Restricted Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date.

      9.3 Payment of Restricted Stock Unit Awards. A Restricted Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof. Any cash payment of a Restricted Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee.

      9.4 No Rights as Shareholder. The Participant shall not have any rights as a shareholder with respect to the shares subject to a Restricted Stock Unit Award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

      9.5 Qualified Performance Award. To the extent a Restricted Stock Unit Award is designated as a Qualified Performance Award, it shall be subject to the restrictions set forth in Section 11.

      10. Performance Awards

      10.1 Grant of Performance Awards. Performance Share and Performance Unit Awards (collectively, “Performance Awards”) may be granted to any Eligible Person selected by the Committee. Performance Awards shall be subject to such restrictions and conditions as the Committee shall determine. Unless otherwise determined by the Committee at grant, a Performance Share Award shall not be granted with a dividend equivalent right with respect to the shares of Common Stock subject to the Award.

      10.2 Vesting Requirements. On the Date of Grant, the Committee shall in its discretion determine any vesting requirements with respect to a Performance Award, which shall be set forth in the Award Agreement, provided that the Committee may accelerate the vesting of a Performance Award at any time. Vesting requirements may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods), as well as on the attainment of specified performance goals established by the Committee in its discretion. The Committee may provide that if performance relative to the performance goals exceeds targeted levels, then the number of Performance Awards earned shall be a multiple (e.g., 150%) of those that would be earned for target performance.

      10.3 Payment of Performance Awards. A Performance Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Performance Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof.

      10.4 No Rights as Shareholder. The Participant shall not have any rights as a shareholder with respect to the shares subject to a Performance Share Award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

      10.5 Qualified Performance Award. To the extent a Performance Award is designated as a Qualified Performance Award, it shall be subject to the restrictions set forth in Section 11.

      11. Qualified Performance Awards

      11.1 Designation as Qualified Performance Award. The Committee may designate whether any Restricted Stock, Restricted Stock Unit or Performance Award granted to an employee is intended to qualify as “performance-based compensation”, within the meaning of Section 162(m) of the Code.

      11.2 Performance Measures. Any Award (or the lapse of restrictions on an Award) designated as intended to be performance-based compensation shall be, to the extent required by Section 162(m) of the Code, either (1) conditioned upon the achievement of one or more of the following performance measures or (2) granted based upon the achievement of one or more of the following performance measures: earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures. Performance goals may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries. The targeted level or levels of performance (which may include minimum, maximum and target levels of performance) with respect to such performance measures may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. When establishing performance goals for a performance period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles or other unusual or non recurring items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations and the effects of accounting and tax law changes.

      11.3 Additional Requirements. Any Award that is intended to qualify as “performance-based compensation” shall also be subject to the following:

(a) No later than the earlier of (i) 90 days following the commencement of each performance period and (ii) the day on which 25% of the performance period has elapsed (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) grant a target number of shares or units, (2) select the performance goal or goals applicable to the performance period and (3) specify the relationship between performance goals and the number of shares or units that may be earned by a Participant for such performance period. The performance goals shall satisfy the requirements in Section 162(m) of the Code for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.

(b) Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the number of units or shares, if any, earned by a Participant for such performance period.

(c) In determining the number of units or shares earned by a Participant for a given performance period, the Committee shall have the right to reduce (but not increase) the amount earned at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

      12. Stock Awards.

      12.1 Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, as Non-Employee Director compensation, as an inducement to become an employee or a Non-Employee Director, or for any other valid purpose as determined by the Committee. A Stock Award , may represent shares of Common Stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, or may be subject to terms and conditions determined by the Committee and described in the Award Agreement. Stock Awards may be granted together with dividend equivalent rights with respect to the shares of Common Stock subject to the Award, which may (but will not be required to be) accumulated and may (but will not be required to be) deemed reinvested in additional Common Stock.. The Committee may, in connection with any Stock Award, require the payment of a specified purchase price.

      12.2 Rights as Shareholder. Subject to the foregoing provisions of this Section 12 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award the Participant will become the owner of that Common Stock and will have all rights of a shareholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

      13. Change in Control.

      13.1 Effect of Change in Control. The Committee may, in its discretion determine, and provide in the applicable Award Agreement, that vesting or other terms of an Award will be accelerated or otherwise affected by a Change in Control, either alone or together with a termination of employment by the Grantee for Good Reason or by the Company without Cause, or otherwise.

      14. Forfeiture Events.

      14.1 General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Subsidiaries.

      14.2 Termination for Cause. If a Participant’s employment with the Company or any Subsidiary shall be terminated for Cause, such Participant’s right to any further payments, vesting or exercisability with respect to any Award shall terminate in its entirety.

      15. General Provisions.

      15.1 Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.

      15.2 No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.7 hereof, Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, an Award may to the extent permitted by the Award Agreement be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

      15.3 Deferrals of Payment. The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

      15.4 Rights as Shareholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

      15.5 Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person any right to continue in the Service of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant’s employment or other service relationship for any reason at any time.

      15.6 Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges or markets upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions in order to ensure compliance with the Securities Act of 1933, as amended, the requirements of any exchange or market upon which such shares of the same class are then listed, and any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

      15.7 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include procedures to permit or require a Participant to satisfy such obligation in whole or in part (but only up to the statutory minimum) by having the Company withhold shares of Common Stock from the shares to which the Participant is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Notwithstanding the foregoing, the Company, in its sole discretion, may withhold all such required taxes from any amount otherwise payable to a Participant. Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, a Participant’s satisfaction of any tax-withholding requirements will be a condition precedent to the Company’s obligation to issue Common Stock or make payments to that Participant as may otherwise be provided and to the termination of any restrictions on transfer related to the circumstance or event that results in the tax-withholding requirement.

      15.8 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

      15.9 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

      15.10 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, each Participant, and each Participant’s executor, administrator and permitted transferees and beneficiaries.

      15.11 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

      15.12 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of jurisdictions outside the United States of America with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

      15.13 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

      15.14 No Fiduciary Relationship. Nothing in the Plan and no action taken pursuant to the Plan, will create a fiduciary relationship between the Company, its Directors or officers or the Committee, on the one hand, and the Participant or any other person or entity, on the other.

      15.15 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of New York, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

      15.16 Employment and Other Agreements. Any provision in a written employment, severance or other agreement providing accelerated vesting or other protective provisions applicable to types of Awards granted under the Plan will apply to Awards under the Plan unless the Award Agreement relating to a particular Award provides otherwise.

      15.16 Notices. All notices under the Plan must be in writing or delivered electronically, if to the Company, at its principal office, addressed to the attention of the Director of Human Relations; and if to the Participant, at the address appearing in the Company’s records.

      15.17 Captions. The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

      16. Effective Date; Amendment and Termination.

      16.1 Effective Date. The Plan shall become effective following its adoption by the Board and its approval by the Company’s shareholders on the date of the 2005 Annual Meeting of Shareholders.

      16.2 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan and any Award granted under the Plan. The Board may seek the approval of any amendment or modification by the Company’s shareholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the applicable exchange or securities market or for any other purpose. Except as provided in Section 15.15, no amendment or modification of the Plan or any Award shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

      16.3 Termination. The Plan shall terminate on March 31, 2015. The Board may, in its discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

Appendix C
ANNUAL MEETING OF STOCKHOLDERS OF
ATARI, INC.
September 21, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors: To elect the two nominees listed below as Class l directors:

NOMINEES:
☐	FOR ALL NOMINEES	O	Thomas A. Heymann	Class l
		O	Thomas Schmider	Class l

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	APPROVAL OF 2005 STOCK INCENTIVE PLAN: To approve the adoption of the 2005 Stock Incentive Plan.	☐	☐	☐

3.	APPROVAL OF AUDITORS: To ratify and approve the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 2006.	☐	☐	☐
In their discretion, the Proxies are authorized to vote upon any other matters that may properly come before the meeting or any adjournments thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IN THE ABSENCE OF DIRECTION THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED UNDER THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.
Receipt of the Notice of Annual Meeting and the Proxy Statement and Annual Report on Form 10-K for the fiscal year ended March 31, 2005 of the Company accompanying the same is hereby acknowledged.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐	■
ATARI, INC.
Annual Meeting of Stockholders
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder of ATARI, INC. (the “Company”) hereby appoints Bruno Bonnell and Diane Price Baker, and each of them, proxies of the undersigned, with full power of substitution to each, to vote all shares of the Company which the undersigned is entitled to vote at the Company’s Annual Meeting to be held at The Bryant Park Hotel, The Screening Room, 40 West 40th Street, New York, New York 10018, on September 21, 2005 at 9:00 a.m., local time, and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies or their substitutes to vote as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.

(Continued and to be dated and signed on the other side.)

SEE REVERSE
SIDE

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